                                                                    EXHIBIT 99.2


                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                           AMERICA SERVICE GROUP INC.,

                        HEALTH CARE CAPITAL PARTNERS L.P.

                                       AND

                       HEALTH CARE EXECUTIVE PARTNERS L.P.




                          Dated as of January 26, 1999

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----

1.       Issuance and Sale of Notes, Warrants and Preferred Stock.........................................1
         1.1.     Issuance, Purchase and Sale of Notes, Warrants and Preferred Stock......................1
         1.2.     Closing.................................................................................2
         1.3.     Conditions to Closing...................................................................2
         1.4.     Deliveries at Closing...................................................................4
         1.5.     Mergers and Acquisition Advisory Fee....................................................5
2.       Representations and Warranties of the Company....................................................5
         2.1.     Organization and Qualification..........................................................5
         2.2.     Due Authorization.......................................................................5
         2.3.     Subsidiaries............................................................................6
         2.4.     SEC Reports.............................................................................6
         2.5.     Financial Statements....................................................................6
         2.6.     Actions Pending; Compliance with Laws...................................................7
         2.7.     Title to Properties; Insurance..........................................................8
         2.8.     Governmental Consents, etc..............................................................8
         2.9.     Holding Company Act and Investment Company Act..........................................8
         2.10.    Acquisition Agreement...................................................................9
         2.11.    Conflicting Agreements and Charter Provisions...........................................9
         2.12.    Capitalization..........................................................................9
         2.13.    Disclosure.............................................................................10
         2.14.    Status of Securities...................................................................11
         2.15.    Registration Under Exchange Act........................................................11
         2.16.    ERISA..................................................................................11
         2.17.    Possession of Franchises, Licenses, etc................................................12
         2.18.    Environmental Matters..................................................................12
         2.19.    Certain Agreements.....................................................................13
         2.20.    Offering of Notes, Preferred Stock and Warrants........................................14
         2.21.    Use of Proceeds........................................................................15
         2.22.    Unlawful Use of Proceeds...............................................................15
         2.23.    Intellectual Property Rights...........................................................15
         2.24.    Related Transactions...................................................................16
         2.25.    No Brokerage or Finder's Fees..........................................................16
         2.26.    "Year 2000"............................................................................16
         2.27.    Taxes..................................................................................17
         2.28.    Vote Required..........................................................................17
         2.29.    Medicare and Medicaid..................................................................17
         2.30.    Property...............................................................................17


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

3.       Representations and Warranties of the Purchasers................................................17
         3.1.     Organization and Qualification.........................................................17
         3.2.     Due Authorization......................................................................18
         3.3.     Conflicting Agreements and Other Matters...............................................18
         3.4.     Acquisition for Investment.............................................................18
         3.5.     Brokers or Finders.....................................................................19
         3.6.     Accredited Investor....................................................................19
         3.7.     HSR Notification.......................................................................19
4.       Registration, Exchange and Transfer of Notes....................................................19
         4.1.     Authorized Denominations of Notes......................................................19
         4.2.     The Note Register; Persons Deemed Owners...............................................19
         4.3.     Issuance of New Notes Upon Exchange or Transfer........................................19
         4.4.     Lost, Stolen, Damaged and Destroyed Notes..............................................20
5.       Payment of Notes................................................................................20
         5.1.     Home Office Payment....................................................................20
         5.2.     Limitation on Interest.................................................................20
         5.3.     Interest...............................................................................21
         5.4.     Business Day...........................................................................21
6.       Covenants of the Company........................................................................21
         6.1.     Financial Covenants....................................................................21
         6.2.     Limitation on Convertible Securities and Equity Securities.............................21
         6.3.     Merger; Purchase and Sale of Assets....................................................22
         6.4.     Dividends and Distributions............................................................22
         6.5.     Compliance with Laws...................................................................22
         6.6.     Limitation on Agreements...............................................................23
         6.7.     Preservation of Franchises and Existence...............................................23
         6.8.     Insurance..............................................................................23
         6.9.     Payment of Taxes and Other Charges.....................................................24
         6.10.    Financial Statements and Other Reports.................................................24
         6.11.    Inspection of Property.................................................................25
         6.12.    Board Membership.......................................................................25
         6.13.    Lost, Stolen, Damaged and Destroyed Stock Certificates.................................27
         6.14.    HSR....................................................................................27
         6.15.    Certain Tax Matters....................................................................28
         6.16.    [Intentionally Omitted]................................................................29
         6.17.    Notice of Breach.......................................................................29
         6.18.    Limitation on Transactions with Affiliates.............................................29
         6.19.    Stockholders Meeting...................................................................29
         6.20.    Proxy Statement........................................................................30
         6.21.    Financial Covenants....................................................................30
         6.22.    Limitation on Indebtedness.............................................................30
         6.23.    Limitation on Other Senior Subordinated Indebtedness...................................30


                                      -ii-
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
         6.24.    Limitation on Guarantees of Indebtedness by Subsidiaries...............................30
         6.25.    Limitation on Issuances and Sales of Subsidiary Stock..................................30
         6.26.    Limitation on Liens Securing Pari Passu Indebtedness or Subordinated Indebtedness......31
         6.27.    Limitation on Dividends and other Payment Restrictions Affecting Subsidiaries..........31
         6.28.    Limitation on Investments..............................................................32
         6.29.    Mergers, Consolidations and Certain Sales of Assets....................................32
         6.30.    NASDAQ Approval........................................................................32
         6.31.    Redemption of Redeemable Common Stock..................................................32
7.       Nondisclosure of Confidential Information.......................................................33
8.       Events of Default and Remedies..................................................................34
         8.1.     Events of Default......................................................................34
         8.2.     Acceleration of Maturity...............................................................36
         8.3.     Other Remedies.........................................................................37
         8.4.     Conduct No Waiver; Collection Expenses.................................................38
         8.5.     Annulment of Acceleration..............................................................39
         8.6.     Remedies Cumulative....................................................................39
         8.7.     Limitations............................................................................39
9.       Redemption......................................................................................39
         9.1.     Optional Redemption....................................................................39
         9.2.     Change of Control......................................................................40
10.      Conversion......................................................................................41
         10.1.    Holder's Option to Convert into Preferred Stock........................................41
         10.2.    Company's Option to Convert............................................................41
         10.3.    Exercise of Conversion Privilege.......................................................41
         10.4.    Fractions of Shares; Interest..........................................................42
         10.5.    Reservation of Stock...................................................................43
11.      Subordination of Notes..........................................................................43
         11.1.    Subordination of Notes to Senior Indebtedness..........................................43
         11.2.    Proofs of Claim of Holders of Senior Indebtedness; Voting..............................46
         11.3.    Rights of Holders of Senior Indebtedness Unimpaired....................................46
         11.4.    Effects of Event of Default............................................................47
         11.5.    Company's Obligations Unimpaired.......................................................47
         11.6.    Subrogation............................................................................47
         11.7.    Avoided Payments in Respect of Senior Indebtedness of the Company......................48
         11.8.    Independence of Provisions.............................................................48
         11.9.    Reliance by Certain Holders of Senior Indebtedness of the Company; Amendments and
                  Modifications..........................................................................48
12.      Interpretation..................................................................................48
         12.1.    Definitions............................................................................48


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
         12.2.    Accounting Principles..................................................................66
13.      Miscellaneous...................................................................................66
         13.1.    Payments...............................................................................66
         13.2.    Severability...........................................................................66
         13.3.    Specific Enforcement...................................................................67
         13.4.    Entire Agreement.......................................................................67
         13.5.    Counterparts...........................................................................67
         13.6.    Notices and Other Communications.......................................................67
         13.7.    Amendments.............................................................................68
         13.8.    Cooperation............................................................................68
         13.9.    Successors and Assigns.................................................................68
         13.10.   Expenses and Remedies..................................................................69
         13.11.   Survival of Representations and Warranties.............................................70
         13.12.   Transfer of Securities.................................................................70
         13.13.   Governing Law..........................................................................71
         13.14.   Publicity..............................................................................71
         13.15.   Signatures.............................................................................71

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                                    SCHEDULES

Schedule 2.3                            Subsidiaries of the Company
Schedule 2.7                            Insurance Policies
Schedule 2.12(a)                        Options Outstanding
Schedule 2.12(b)                        Capitalization of the Company
Schedule 2.18                           Environmental Matters
Schedule 2.19(a)                        Certain Agreements
Schedule 2.19(b)                        Related Agreements
Schedule 2.23                           Intellectual Property Rights Matters
Schedule 2.24                           Related Transactions


                                    EXHIBITS

Exhibit A-1                             Form of Notes issuable by the Company to HCCP
Exhibit A-2                             Form of Notes issuable by the Company to HCEP
Exhibit B-1                             Form of Warrants issuable by the Company to HCCP
Exhibit B-2                             Form of Warrants issuable by the Company to HCEP
Exhibit C                               Opinion Matters of King & Spalding
Exhibit D                               Certificate of Designation of Preferred Stock
Exhibit E                               Registration Rights Agreement among the Company,
                                            HCCP and HCEP
Exhibit F                               Letter Agreement

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of January 26, 1999 (this "Agreement"), among America Service Group Inc., a Delaware corporation (the "Company"), Health Care Capital Partners L.P., a Delaware limited partnership ("HCCP"), and Health Care Executive Partners L.P., a Delaware limited partnership ("HCEP," and together with HCCP, the "Purchasers").

                  WHEREAS, the Company has agreed to acquire (the "Acquisition") all of the outstanding shares of capital stock of EMSA Government Services, Inc. ("EMSA") from InPhyNet Administrative Services, Inc. (the "Seller") pursuant to a Stock Purchase Agreement, dated as of December 18, 1998 (the "Acquisition Agreement"), between the Company and the Seller.

                  WHEREAS, in connection with the financing of the Acquisition the Purchasers wish to purchase from the Company, and the Company wishes to sell to the Purchasers, Subordinated Convertible Bridge Notes due January 26, 2000 (the "Notes") in the aggregate principal amount set forth herein with detachable warrants (the "Warrants") to purchase shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), upon the terms set forth herein, and Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), in the amount and upon the terms set forth herein;

                  WHEREAS, the Notes shall be convertible (under the circumstances described herein) into shares of the Preferred Stock and the Preferred Stock shall be convertible into shares of Common Stock; the Notes, the Warrants and the Preferred Stock are referred to collectively as the "Purchased Securities" or "Convertible Securities"; and the Convertible Securities and the Common Stock are referred to collectively as the "Securities" (for the definition of certain other capitalized terms, please refer to Section 12 hereof); and

                  WHEREAS, the Purchasers and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1.       Issuance and Sale of Notes, Warrants and Preferred Stock

                  1.1. Issuance, Purchase and Sale of Notes, Warrants and Preferred Stock. Upon the terms set forth herein, the Company will sell to the Purchasers, and the Purchasers will purchase from the Company, Notes in the aggregate principal amount of $15,000,000 (the "Initial Principal Balance") with the associated Warrants to purchase 135,000 shares of Common Stock and 50,000 shares of Preferred Stock at an aggregate price of $5,000,000 (the "Preferred Stock Consideration," together with the Initial Principal Balance, the "Purchase Price"). Each Note shall be in the form of Exhibits A-1 and A-2 hereto and the Warrants shall be in the form set forth in Exhibits B-1 and B-2 hereto.

                  1.2. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of King & Spalding, Atlanta, Georgia, at 9:00 a.m. on January 26, 1999 or on such other date as shall be mutually agreed by the Company and the Purchasers (the "Closing Date").

                  1.3. Conditions to Closing. (a) The obligations of the Company and the Purchasers to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction of the following conditions: no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statutes, rules or regulations shall have been enacted by any governmental authority (of the United States or otherwise) which prevents the consummation of the transactions contemplated hereby.

                           (b)      The obligations of the Purchasers to
consummate the transactions contemplated hereby at the Closing are subject to the satisfaction or waiver of the following conditions:

                                    (i)  the representations and warranties of
         the Company set forth in Section 2 of this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Date; and the Company shall have performed in all material respects its covenants set forth in this Agreement to be performed prior to the Closing Date and shall not have taken any action which (if any shares of Preferred Stock or the Notes were outstanding) would violate any provision of the Certificate of Designation or this Agreement, as the case may be;

                                    (ii)  King & Spalding, counsel to the
         Company, shall have delivered to the Purchasers an opinion (the "Opinion of Counsel") dated the Closing Date with respect to the matters set forth in Exhibit C hereto;

                                    (iii) the Company shall have received and
         delivered to the Purchasers a copy of the opinion from SunTrust Equitable Securities Corporation ("SESC"), in form and substance satisfactory to the Purchasers dated as of December 18, 1998, to the effect that the terms of the Acquisition Agreement, this Agreement, each document contemplated by this Agreement (the "Transaction Documents") and the Revolving Credit Agreement (the "Revolving Credit Facility") to be entered among the Company, the lenders identified therein (the "Lenders") and NationsBank, N.A. ("NationsBank"), as administrative agent and as issuing bank (the "Revolving Credit Agreement"), taken as a whole, are fair, from a financial point of view, to the Company (the "Fairness Opinion");

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

                                    (iv)   the Company and the Purchasers shall
         have entered into a warrant agreement in the form of Exhibit B hereto (the "Warrant Agreement");

                                    (v)    simultaneously with the Closing, the
         Company shall have duly authorized and executed a certificate of designation substantially in the form of Exhibit D hereto, setting forth the rights and preferences of the Preferred Stock (the "Certificate of Designation"), and the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), which Certificate of Designation shall amend and supplement the Amended and Restated Certificate of Incorporation, as amended, of the Company (the Amended and Restated Certificate of Incorporation, as amended, including such Certificate of Designation, the "Certificate of Incorporation");

                                    (vi)   the Company shall have paid (X) to
         FFT the Advisory Fee and (Y) to the Purchasers the expenses, both as provided in Section 1.5;

                                    (vii)  the Common Stock to be issued upon
         conversion of the 50,000 shares of Preferred Stock to be issued on the Closing Date or upon exercise of the Warrants shall have been approved for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") National Market, subject to official notice of issuance;

                                    (viii) the Purchasers shall have received
         true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as it may reasonably request in connection with the Transaction Documents, all in form and substance reasonably satisfactory to the Purchasers;

                                    (ix)   the Purchasers shall have received
         true copies of all consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the Transaction Documents, and such consents, licenses and approvals shall be in full force and effect and shall be reasonably satisfactory in form and substance to the Purchasers;

                                    (x)    there shall not have occurred prior
         to the Closing Date (x) any Material Adverse Change as determined by Ferrer Freeman Thompson & Co. ("FFT"), the general partner of the Purchasers, in its reasonable judgment or (y) the legal inability of the Company to issue and deliver to the Purchasers the Purchased Securities;

                                    (xi)   all proceedings taken in connection
         with the issuance and sale of the Securities and the transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory in form and substance to FFT. The Purchasers shall have received copies of such documents and papers as FFT may reasonably request in connection with this Agreement;

                                    (xii)  at Closing, the Company shall have
         executed a registration rights agreement in the form of Exhibit E hereto (the "Registration Rights Agreement");

                                    (xiii) (a) the Purchasers shall have
         received executed or conformed copies of any amendments to the Acquisition Agreement on or prior to the Closing Date, the terms and conditions of which shall be in all respects reasonably satisfactory to FFT, (b) the Acquisition Agreement and the Revolving Credit Facility shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof without the prior written approval of FFT, (c) none of the applicable parties shall have failed in any respect to perform any material obligation or covenant required by the Acquisition Agreement or the Revolving Credit Agreement to be performed or complied with by it on or before the Closing Date, in each case as materiality shall be determined by FFT in its sole judgment and (d) all material conditions to the transactions contemplated by the Acquisition Agreement and the Revolving Credit Agreement set forth therein shall have been satisfied or the fulfillment of such conditions shall have been waived, in each case as materiality shall be determined by FFT in its sole judgment;

                                    (xiv)  the Company shall have delivered an
         Officer's Certificate detailing the sources and uses of all funds for the transactions occurring on the Closing Date, with proper wire instructions for the Purchasers for the application of the proceeds from the issuances of the Purchased Securities on the Closing Date, all in form and substance satisfactory to FFT;

                                    (xv)   the Company shall have delivered a
         letter agreement in the form of Exhibit F hereto executed by Scott L. Mercy; and

                                    (xvi)  the Purchasers shall have received an
         Officer's Certificate in form and substance satisfactory to the Purchasers from the Company confirming the foregoing matters and any other evidence requested by the Purchasers in support thereof.

                  1.4. Deliveries at Closing. At the Closing, the Company shall deliver to the Purchasers, against payment in full of the Purchase Price, (a) Notes in the form of Exhibit A in such denominations as the Purchasers have requested, dated the Closing Date hereof and registered in the names requested by the Purchasers, in an aggregate principal amount corresponding to the Initial Principal Balance, (b) Warrants in the form of Exhibit B and (c) stock certificates registered in the names requested by the Purchasers representing 50,000 shares of Preferred Stock.

                  The Closing of the purchase and sale of the Purchased Securities shall be deemed to have taken place in the State of New York.

                  1.5. Mergers and Acquisition Advisory Fee. The Company shall pay FFT on the date hereof a fee related to mergers and acquisition advice provided to the Company by FFT ("Advisory Fee") of $1,000,000 and shall, subject to the limitations set forth in Section 13.10(a), reimburse all of the Purchasers' reasonable out-of-pocket expenses (including, without limitation, reasonable fees, charges, disbursements of counsel and travel expenses) incurred in connection with (i) the negotiation, execution and delivery of this Agreement and the Transaction Documents and the Purchasers' due diligence investigation and (ii) the transactions contemplated by this Agreement and the other Transaction Documents, which payments shall be made by wire transfer to an account specified by the Purchasers.

         2.       Representations and Warranties of the Company

                  The Company represents and warrants as of the date hereof as follows:

                  2.1. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation or other entity duly organized and existing in good standing under the laws of its jurisdiction of organization and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

                  2.2. Due Authorization. The execution and delivery of this Agreement, the Registration Rights Agreement, the Warrant Agreement and the Notes and the issuance, sale and delivery of the Purchased Securities and the Common Stock issuable upon conversion of the Preferred Stock, upon conversion of the Preferred Stock issuable upon conversion of the Notes and upon exercise of the Warrants and compliance by the Company with all the provisions of this Agreement, the Registration Rights Agreement, the Warrant Agreement, the Certificate of Designation and the Convertible Securities (i) are within the corporate power and authority of the Company; (ii) except for the Stockholder Approval (as defined below), do not or will not require the approval or consent of the stockholders of the Company; and (iii) have been authorized by all requisite corporate proceedings on the part of the Company. This Agreement, the Notes, the Registration Rights Agreement and the Warrant Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has furnished to the Purchasers true and correct copies of the Company's Amended and Restated Certificate of Incorporation and its Amended and Restated By-Laws ("By-Laws") as in effect on the date of this Agreement.

                  2.3. Subsidiaries. The Subsidiaries of the Company, all of which are (or upon closing of the Acquisition will be) wholly owned by the Company, directly or indirectly, together with their jurisdiction of incorporation or formation, are as set forth on Schedule 2.3 hereto.

                  2.4. SEC Reports. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act and the Exchange Act since December 31, 1995; and the Company has furnished the Purchasers copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K"), Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1998 and all proxy statements, registration statements and reports under the Securities Act and the Exchange Act filed by the Company after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of the date hereof there is no fact not disclosed in the SEC Reports which is peculiar to the Company and which would have a Material Adverse Effect.

                  2.5. Financial Statements. The audited consolidated balance sheet and statements of operations, stockholders' equity and cash flows of the Company for the year ended December 31, 1997 (including the related notes thereto), together with the unqualified report of Ernst & Young LLP ("E&Y") (the "1997 Financial Statements") and the financial statements included in the SEC Reports (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations and changes in stockholders' equity of the Company and its Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which will be material in amount or effect), and the Company has no material liabilities or obligations, contingent or otherwise, not reserved against or otherwise disclosed in the latest quarterly financial statements included in the SEC Reports, other than any such liabilities contemplated hereby or which were incurred in the ordinary course of business since September 30, 1998. Since September 30, 1998, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and no event has occurred which has or is reasonably likely to have a Material Adverse Effect, other than changes disclosed or referred to in the SEC Reports or the 1997 Financial Statements. The projections and other financial analyses of the Company provided to the Purchasers were prepared on the basis set forth therein, and there are no statements or conclusions in any such projections or financial analyses which are based upon or include information known to the Company to be misleading or which fail to take into account information regarding the matters reported therein. The Company believes that the projections are reasonable, although it is recognized that actual results may differ therefrom. Such projections and other financial analyses constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The projections and financial analyses are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to the Company that could cause actual results to differ materially from those in such forward-looking statements are set forth in the 1997 Form 10-K under the caption "Cautionary Statements."

                  2.6. Actions Pending; Compliance with Laws. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by any public official or governmental authority, against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality (collectively, "Litigation"), which questions the validity or enforceability of, or seeks to enjoin or invalidate this Agreement, the Registration Rights Agreement, the Warrant Agreement, the Certificate of Designation or the Convertible Securities or any action taken or to be taken pursuant hereto or thereto, which, if adversely determined, would result in any Material Adverse Effect, except for any Litigation set forth in the SEC Reports or the 1997 Financial Statements, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award. The Company and each Subsidiary is in compliance with all applicable federal, state, local and foreign laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any governmental authority (collectively, "Applicable Laws") relating to the Company or any Subsidiary or their respective business or properties, including, without limitation, social security laws, workers' protection laws, laws regarding the provision of insurance, health maintenance organization, corporate practice of medicine, third party administration and primary health care services, the Occupational Safety and Health Act and the regulations promulgated thereunder ("OSHA"), and all rules of professional conduct applicable to the Company or any Subsidiary by which any of its properties are bound or subject, except where the failure to be in compliance therewith would not have a Material Adverse Effect.

                  2.7. Title to Properties; Insurance. Except for Permitted Liens (as defined in the Revolving Credit Agreement as in effect on the date hereof), the Company and its Subsidiaries have good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all liens and encumbrances other than those referred to in the 1997 Financial Statements, except in each case for such defects in title and such other liens and encumbrances which are disclosed in the SEC Reports or the 1997 Financial Statements or which do not in the aggregate materially detract from the value to the Company of the properties and assets of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries maintain insurance in such amounts, including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business, including directors' and officers' liability and medical professional liability insurance. Schedule 2.7 sets forth a complete and correct list of all such policies, including the amount of all policy limits and deductibles.

                  2.8. Governmental Consents, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement, the Warrant Agreement, the Registration Rights Agreement and the Notes and the valid offer, issue, sale or delivery of the Securities, or the performance by the Company of its obligations in respect thereof, except for (a) the filing with the Secretary of State of the State of Delaware of the Certificate of Designation which will be made simultaneously with the Closing; (b) any filings required to effect any registration of the Common Stock pursuant to the Registration Rights Agreement; (c) approval by the Company's stockholders representing a majority of the shares of Common Stock (excluding shares Beneficially Owned by the Purchasers) present and voting at a meeting duly called and convened by the Company (the "Stockholder Approval") of the issuance of the shares of Preferred Stock, the shares of Preferred Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon conversion or exercise of the Convertible Securities contemplated by this Agreement (the "Stock Issuance"), of which the number of shares of Common Stock to be issued will be in excess of 20% of the number of shares of Common Stock outstanding without regard to the shares of Common Stock issuable upon conversion of the Convertible Securities, as required by Rule 4310 of the NASD Manual; (d) the receipt of notice of early termination, or the expiration of, the applicable waiting period pursuant to the HSR Act (the "HSR Approval"); and (e) any filings required pursuant to state and federal securities laws which will be timely made after the Closing hereunder.

                  2.9. Holding Company Act and Investment Company Act. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

                  2.10. Acquisition Agreement. The copy of the Acquisition Agreement provided by the Company to the Purchasers (a) is a true and correct copy thereof, (b) has not been amended or modified and (c) is in full force and effect and will be in full force and effect as of the Closing Date. On the Closing Date, each of the representations and warranties made by the Company and, to the knowledge of the Company, the Seller in the Acquisition Agreement will be true and correct in all material respects, (without regard to any waiver thereof). All consents, approvals and authorizations of, and filings, registrations and qualifications (collectively, "Consents") with, any governmental authority on the part of the Company and, to the knowledge of the Company, EMSA and the Seller required in connection with the consummation of the Acquisition will have been obtained or made and remain in full force and effect as of the Closing Date, except for Consents the failure to obtain which will not
(i) have a Material Adverse Effect, (2) impair the ability of the Company to perform its obligations under the Transaction Documents or (3) delay or prevent the consummation of the Acquisition or the transactions contemplated hereunder.

                  2.11. Conflicting Agreements and Charter Provisions. None of
(i) the execution and delivery of this Agreement, the Warrant Agreement, the Registration Rights Agreement and the Notes and the issuance of the Securities;
(ii) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Securities; (iii) the payment of dividends on shares of Preferred Stock and the redemption of the Notes and Preferred Stock as contemplated by the Governing Instruments out of funds legally available therefor; and (iv) except with respect to the Stockholder Approval and the HSR Approval, the conversion or exercise, as the case may be, of the Convertible Securities as contemplated by the Governing Instruments will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Company or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries or any of their respective property is subject, except that the payment of cash dividends on shares of Preferred Stock and the redemption of the Notes may conflict with certain covenants in the Revolving Credit Agreement. Neither the Company nor any of its Subsidiaries is in default under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money, is in default under any of their respective contracts or agreements, or under any instrument by which the Company or any of its Subsidiaries is bound, in each case which default would have a Material Adverse Effect.

                  2.12. Capitalization. (a) Immediately prior to the Closing and the consummation of the Acquisition, the Company has no outstanding Senior or Subordinated Indebtedness and the authorized capital stock of the Company consists solely of (i) 10,000,000 shares of the Common Stock of which (x) 3,574,077 shares are issued and outstanding as of December 31, 1998 and (y) 1,474,408 shares were reserved for issuance upon the exercise of options granted or issuable by the Company or pursuant to the Company's Employee Incentive Stock Plan or pursuant to the Company's Employee Stock Purchase Plan; and (ii) 2,000,000 shares of preferred stock, par value $.01 per share, of which none are outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of capital stock of the Company is entitled to preemptive or similar rights. Except for the securities referred to in the first sentence of this Section 2.12 and the options listed on
Schedule 2.12(a) hereto, there are no outstanding subscriptions, options, warrants, puts, calls, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. Since September 30, 1998, the Company has not issued any additional shares of capital stock, other than pursuant to the exercise of outstanding stock options pursuant to the Company's Employee Incentive Stock Plan or pursuant to the Company's Employee Stock Purchase Plan or as contemplated by Schedule 2.12(a), nor has the Company changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock. Except as contemplated by this Agreement, the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity. There are no voting trusts, stockholders agreements, proxies or other similar agreements or understandings in effect to which the Company is a party or of which it has knowledge with respect to the voting or transfer of any of the shares of Common Stock. To the extent that any rights, options or warrants to acquire any securities of the Company are outstanding, none of (i) the issuance and sale of the Purchased Securities pursuant to this Agreement, (ii) the conversion of the Notes into Preferred Stock or (iii) the issuance of the Common Stock upon conversion of the Preferred Stock, upon conversion of the Preferred Stock issuable upon conversion of the Notes or upon exercise of the Warrants will result in an adjustment of the exercise price or number of shares issuable upon the exercise in respect of any such rights, options or warrants.

                           (b)      After the Closing and the consummation of
the Acquisition, the capitalization of the Company will be as set forth in
Schedule 2.12(b) hereto.

                  2.13. Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished or made to the Purchasers by or on behalf of the Company in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein misleading. There is no fact which the Company has not disclosed to the

Purchasers or their counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

                  2.14. Status of Securities. The Securities have been duly authorized by all necessary corporate action on the part of the Company (other than the Stockholder Approval and HSR Approval, no consent or approval of stockholders being required by law, the Certificate of Incorporation or the By-Laws of the Company or otherwise), and, assuming receipt of Stockholder Approval, the Preferred Stock issuable upon conversion of the Notes, and the Common Stock issuable upon conversion of the Preferred Stock, upon conversion of the Preferred Stock issuable upon conversion of the Notes or upon the exercise of the Warrants, as the case may be, will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such Preferred Stock or Common Stock is not and will not be subject to preemptive rights of any other stockholder of the Company. Such shares of Preferred Stock and such shares of Common Stock have been validly reserved for issuance.

                  2.15. Registration Under Exchange Act. The Company has not registered the Notes, the Warrants or the Preferred Stock as a class pursuant to
Section 12 of the Exchange Act. Neither the Notes, the Warrants nor the Preferred Stock will be registered as such class and such registration is not required except as otherwise required by the provisions of the Registration Rights Agreement.

                  2.16. ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan and each Pension Plan has been maintained in compliance with minimum funding standards of ERISA and the Code (other than a Multiemployer Plan). No liability to the PBGC or any other entity has been, or is reasonably likely to be, incurred with respect to any Pension Plan or Employee Benefit Plan (other than a Multiemployer Plan) by the Company, any of its Subsidiaries or any ERISA Affiliate which would have a Material Adverse Effect on the Company, its Subsidiaries and any ERISA Affiliate. Neither the Company nor any of its Subsidiaries and any ERISA Affiliate has incurred, or is reasonably likely to incur, any withdrawal liability (including contingent withdrawal liability) under Title IV of ERISA with respect to any Multiemployer Plan which would have a Material Adverse Effect on the Company, its Subsidiaries or its ERISA Affiliates and if the Company, its Subsidiaries and ERISA Affiliates were to completely withdraw as of the date hereof from each Multiemployer Plan in which they participate, the Company, its Subsidiaries and its ERISA Affiliates would not incur any material withdrawal liability under Title IV of ERISA. Neither the Company nor any of its Subsidiaries has any obligation to provide post-retirement health benefits to any employee or former employee. No fiduciary of any Employee Benefit Plan maintained or contributed to by the Company or any of its Subsidiaries, for the benefit of their respective employees has engaged or caused any Employee Benefit Plan to engage in any transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which is reasonably likely to subject the Company or any Subsidiary or any entity the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 406 of ERISA. Each Employee Benefit Plan has been maintained and administered in compliance with all applicable law including ERISA and the Code in all material respects. Each Employee Benefit Plan and Pension Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination letter from the Internal Revenue Service to such effect, and no circumstances exist which could reasonably be expected to affect such qualification.

                  2.17. Possession of Franchises, Licenses, etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary in any material respect to the Company and its Subsidiaries taken as a whole for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

                  2.18. Environmental Matters. Except as listed in Schedule
2.18:

                        (a) There are, with respect to the Company and each Subsidiary, or any predecessor of the foregoing, no past or present material violations of Environmental Law, nor any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any liability pursuant to any Environmental Law and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any Litigation pending or threatened in connection with any of the foregoing.

                        (b) No Hazardous Materials are present on or about any real property currently leased or used by the Company or any of its Subsidiaries and no Hazardous Materials were present on or about any real property previously owned, leased or used by the Company or any its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any such Subsidiary's business; provided, however, that no representation or warranty is made regarding the presence or absence of Hazardous Materials at prison facilities used by the Company or its Subsidiaries if (i) (A) the Company has no knowledge of such Hazardous Materials, and (B) such Hazardous Materials were not produced by or used in the business of the Company or any of its Subsidiaries, or (ii) the presence of such Hazardous Materials would not, individually or in the aggregate, have a Material Adverse Effect.

                           (c)   No Hazardous Materials have been released on or
about, or where they may pose a threat of migration to, any real property currently leased or used by the Company or any of its Subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except as may be required in the normal course of business and in material compliance with applicable Environmental Law; provided, however, that no representation or warranty is made regarding the presence or absence of a release of Hazardous Materials at prison facilities used by the Company or its Subsidiaries if (i) (A) the Company has no knowledge of such Hazardous Material release, and (B) such Hazardous Materials were not released by the Company or any of its Subsidiaries, or (ii) where such release would not, individually or in the aggregate, have a Material Adverse Effect.

                           (d)   No asbestos-containing materials or PCBs are
present on or about any property currently leased or used by the Company or any of its Subsidiaries; provided, however, that no representation or warranty is made regarding the presence or absence of such materials at prison facilities used by the Company or its Subsidiaries if (i) (A) the Company has no knowledge of such materials, and (B) such materials were not produced by or used in the business of the Company or any of its Subsidiaries, or (ii) the presence of such materials would not, individually or in the aggregate, have a Material Adverse Effect.

                           (e)   There are not now, nor have there ever been,
any underground storage tanks or similar facilities ("Storage Facilities") of any kind on or under any real property currently or previously owned, leased or used by the Company or any of its Subsidiaries; provided, however, that no representation or warranty is made regarding the presence or absence of Storage Facilities at prison facilities used by the Company or its Subsidiaries if (i)
(A) the Company has no knowledge of such Storage Facilities, and (B) such Storage Facilities were not used in the Company's business or (ii) where the presence of such Storage Facilities would not, individually or in the aggregate, have Material Adverse Effect.

                  2.19. Certain Agreements. (a) Except as described in the SEC Reports or as set forth in Schedule 2.19(a) hereto, neither the Company nor any Subsidiary is a party to any written or oral contract, agreement, Guarantee, lease or executory commitment (each a "Contract") falling within any of the following categories: (i) Contracts which are service contracts or equipment leases involving payments by the Company or any Subsidiary of more than $50,000 per year, (ii) Contracts containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, (iii) Contracts relating to any outstanding commitment for capital expenditures in excess of $100,000, (iv) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $50,000 and not cancelable by the Company or any Subsidiary (without premium or penalty) within one month,
(v) indentures, mortgages, promissory notes, loan agreements, Guarantees of amounts in excess of $100,000, letters of credit or other agreements or instruments of the Company or any Subsidiary or commitments for the borrowing or the lending of amounts in excess of $100,000 or by the Company or any Subsidiary or providing for any right of first refusal or the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company or any Subsidiary, and (vi) Contracts involving annual revenues or expenditures to the business of the Company or any Subsidiary, in excess of 5.0% of the Company's annual revenues. All such contracts are valid and binding obligations of the Company and each Subsidiary, as the case may be, and, to the knowledge of the Company and each Subsidiary, are the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company or any Subsidiary nor, to the knowledge of the Company or any Subsidiary, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under any such Contract which in the judgment of the management of the Company would adversely affect the Company's ability to retain, renew or otherwise continue the Company's contractual relationship with the parties thereto, except for the loss of contractual relationships which would not have a Material Adverse Effect.

                           (b)   Except for Non-Disclosable Contracts and as
described in the SEC Reports, Schedule 2.19(b) lists all Contracts to which the Company or any Subsidiary is a party with or for the benefit of any officer, director or Affiliate of the Company or any Subsidiary or Associate thereof, and the Company has provided to the Purchasers true and correct copies of each such Contract as currently in effect.

                  2.20. Offering of Notes, Preferred Stock and Warrants. Neither the Company nor any Person acting on its behalf has offered the Notes, the Preferred Stock or the Warrants or any similar securities of the Company for sale to, solicited any offers to buy the Notes, the Preferred Stock or the Warrants or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchasers. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Notes, Preferred Stock and Warrants under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of the Notes, Preferred Stock and Warrants to the registration requirements of Section 5 of the Securities Act.

                  2.21. Use of Proceeds. The proceeds of the sale of the Purchased Securities will be used by the Company only (i) for the payment of fees and expenses in connection with the transactions contemplated hereunder and in the other Transaction

Documents and (ii) to fund the payment of the purchase price of the Acquisition pursuant to the Acquisition Agreement.

                  2.22. Unlawful Use of Proceeds. (a) The Company does not own, directly or indirectly, any "margin security", as defined in Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Company will not use any proceeds from the sale of the Purchased Securities for any purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation G, or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

                        (b) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Purchased Securities in any manner which is unlawful or which would involve a violation of Executive Orders 12775 and 12779 (56 Fed. Reg. 50645 and 55976) Prohibiting Certain Transactions with respect to Haiti or any of the following regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended): the Foreign Assets Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iraqi Transactions Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations and the Libyan Sanctions Regulations.

                  2.23. Intellectual Property Rights. To the Company's knowledge, except as described in the SEC Reports or as set forth in Schedule 2.23:

                        (a) Each of the Company or its Subsidiaries owns or has a license to use all patents and patent applications, trademark registrations and applications and copyright registrations and applications, and all other material intangible property and technology ("Intellectual Property") which are used by the Company or any Subsidiary free and clear of all Liens, other than Permitted Liens (as defined in the Revolving Credit Agreement as in effect on the date hereof) and Liens which arise in the ordinary course of business and do not materially impair such ownership or use of such Intellectual Property or materially detract from the value thereof. With respect to such Intellectual Property licensed by the Company or any Subsidiary, such licenses are in full force and effect, the Company or such Subsidiary is in compliance with the terms and provisions thereof, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or violation thereof which could have a Material Adverse Effect, and the Company or such Subsidiary holds a valid license to use such Intellectual Property, free of any liens, claims or encumbrances except those liens, claims or encumbrances which do not and will not, individually or in the aggregate, have a Material Adverse Effect.

                        (b) The Company and the Subsidiaries (i) have the right and authority to use such Intellectual Property in connection with the conduct of the business of the Company and the Subsidiaries in the manner and to the extent such business is presently conducted, and (ii) have not been notified of any claim that such use conflicts with, infringes upon or violates any rights of any other person or entity, except in each case, as such would not, individually or in the aggregate, have a Material Adverse Effect.

                  2.24. Related Transactions. Except as disclosed in the SEC Reports or on Schedule 2.24, no current stockholder, director, officer or employee of the Company, or any "Affiliate" or "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any of the foregoing persons or the Company or any Subsidiary is presently, or during the past three years has been, directly or indirectly, a party to any agreement, transaction or series of similar transactions with the Company or any Subsidiary which are or will be required to be disclosed under the provisions of the 1934 Act, other than in connection with any such person's duties as a director, officer or employee of the Company.

                  2.25. No Brokerage or Finder's Fees. Except for the Company's obligations to SESC under an engagement letter dated September 28, 1998 and to FFT under a commitment letter dated November 13, 1998, neither the Company, any Subsidiary of the Company, nor any stockholder, director, officer or employee of the Company or any Subsidiary has incurred or will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement or the Acquisition Agreement (other than fees related to Senior Indebtedness).

                  2.26. "Year 2000". The Company and each of its Subsidiaries have analyzed and are continuing to analyze the operations thereof that could be affected adversely by a failure to be Year 2000 Compliant in a timely manner and have developed plans and procedures for assuring that they are or will be Year 2000 Compliant in a timely manner, the implementation of which is on schedule in all material respects. The Company reasonably believes that it, and its Subsidiaries and the operations thereof, and all suppliers, vendors and other Persons whose performance is material to such operations, will be Year 2000 Compliant in a timely manner, except to the extent that a failure to be compliant will not have a Material Adverse Effect. "Year 2000 Compliant" means a condition or state of affairs such that computers, computer systems, computer programs and software, computer applications, imbedded microchips and other systems are and will be able to perform and process date-sensitive functions and operations (including input, output, comparisons and arithmetic calculations) accurately prior to, on and after December 31, 1999, or, to the extent that the same are unable or fail to perform and process such functions and operations accurately, there are in place alternative or back-up systems or procedures such that any such inability or failure will not have a Material Adverse Effect.

                  2.27. Taxes. The Company and its Subsidiaries have filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments for income taxes received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, and except for such returns for which the failure to file would not have a Material Adverse Effect. With respect to prior fiscal years, for which the federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the Internal Revenue Service, all tax liabilities including additional assessments have been satisfied for all such fiscal years prior to and including the fiscal year ended December 31, 1994. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all federal income tax liabilities and state income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

                  2.28. Vote Required. The Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary for the Company to approve the Stock Issuance.

                  2.29. Medicare and Medicaid. Neither the Company nor any of its Affiliates participates in either the Medicare or Medicaid programs as those programs are defined in the Medicare Act and the Medicaid Act, respectively, and do not receive any payments or funds therefrom.

                  2.30. Property. Neither the Company nor any of its Subsidiaries owns any real property.

         3. Representations and Warranties of the Purchasers. The Purchasers represent and warrant as of the date hereof as follows:

                  3.1. Organization and Qualification. Each of the Purchasers is a limited partnership duly organized and existing in good standing under the laws of the jurisdiction of its formation and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Purchasers is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchasers' ability to perform their obligations hereunder.

                  3.2. Due Authorization. Each of the Purchasers has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Purchasers and the consummation by the Purchasers of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of each of the Purchasers. This Agreement has been duly executed and delivered by the Purchasers and constitutes a valid and binding agreement of the Purchasers enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  3.3. Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by the Purchasers of their obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of each of the Purchasers or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which either Purchaser or any of their respective properties are subject, except for filings after the Closing under Section 13(d) of the Exchange Act and compliance with the HSR Act.

                  3.4. Acquisition for Investment. Each of the Purchasers is acquiring the Purchased Securities being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and none of the Purchasers have any present intention or plan to effect any distribution thereof. Each of the Purchasers acknowledges that the Securities, including the Securities issuable upon conversion or exercise, as the case may be, of the Convertible Securities, have not been registered under the Securities Act, and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement. At the date hereof none of the Purchasers beneficially own, directly or, to the knowledge of such Purchasers, indirectly (or have any option or right to acquire), any securities of the Company other than the Securities being purchased by it hereunder.

                  3.5. Brokers or Finders. Except as set forth in Section 1.5, no agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of the Purchasers, is or will be entitled to any broker's fee or any other commission or similar fee from the Purchasers in connection with any of the transactions contemplated by this Agreement that the Company will be responsible for pursuant to Section 13.10.

                  3.6. Accredited Investor. Each of the Purchasers is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

                  3.7. HSR Notification. The Purchasers will file their notification ("HSR Notification") of the transaction contemplated by this Agreement pursuant to the HSR Act at the same time as the Company files its HSR Notification pursuant to Section 6.14.

         4.       Registration, Exchange and Transfer of Notes

                  4.1. Authorized Denominations of Notes. The Notes are issuable only as fully registered Notes in denominations of at least $100,000.

                  4.2. The Note Register; Persons Deemed Owners. The Company shall maintain, at its office designated for notices in accordance with Section 13.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 4.

                  4.3. Issuance of New Notes Upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 13.6, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest, if any, has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered
Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes in connection with a transfer by any person on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

                  4.4. Lost, Stolen, Damaged and Destroyed Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of any of the Purchasers or any Affiliate of the Purchasers or FFT, an affidavit from FFT of such ownership and such loss, theft, destruction or mutilation), and

                           (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that if the holder of such Note is, or is a nominee for, any of the Purchasers, an Affiliate of the Purchasers or FFT or another holder of a Note with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, or

                           (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         5.       Payment of Notes

                  5.1. Home Office Payment. The Company will pay to the Purchasers or any transferee thereof all sums becoming due on the Notes (including all sums which become due on the Notes at the maturity thereof) at the address specified in Section 13.6 or at the address specified by such transferee, by wire transfer of immediately available funds, or at such other address or by such other method as the Purchasers or transferee shall have designated by notice to the Company, without presentment for notation of payment and without surrender. Before selling or otherwise transferring any Note, the Purchasers or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, therefore made, and of the date to which interest has been paid.

                  5.2. Limitation on Interest. No provision of this Agreement or of any Note shall require the payment or permit the collection of interest, if payable, in excess of the maximum rate which is permitted by law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Note to the contrary notwithstanding.

                  5.3. Interest. (a) Subject to Section 8.3, interest on the unpaid principal balance of each Note shall be payable at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months) of 12.0%, due and payable monthly in arrears at the rate of 1.0% per month on the last day of each month (each, a "Payment Date") after the issuance of the Notes, until such Notes have been paid in full.

                           (b)      Accrued interest on each Note is required to
be paid in cash (in accordance with Section 5.1 herein) on each Payment Date.

                  5.4. Business Day. Any payments in respect of any Note which are required under this Agreement to be made on a day that is not a Business Day shall be made on the next succeeding Business Day.

         6.       Covenants of the Company

                           A.  The Company covenants that so long as any
principal amount of the Notes or one-third (unless a greater percentage is required below) of the shares of the Preferred Stock issued or issuable hereunder shall remain outstanding:

                  6.1. Financial Covenants. (a) The Company will not permit its Consolidated Net Worth on the last day of each quarter to be less than the Required Net Worth Amount (it being understood that, for the purposes of this paragraph (a), the Notes and any other Subordinated Indebtedness of the Company shall be treated as debt and any other equity interests of the Company (other than Disqualified Stock) shall be treated as equity).

                       (b) The Company will not permit its ratio of Consolidated Funded Debt to Consolidated Total Capital (i) as of the end of any fiscal quarter ending on or after June 30, 1999 but on or before December 31, 1999 to be greater than 0.85 to 1.00, or (ii) as of the end of any fiscal quarter ending on or after March 31, 2000 but on or before December 31, 2000 to be greater than
0.70 to 1.00, or (iii) as of the end of any fiscal quarter ending on or after March 31, 2001 to be greater than 0.60 to 1.00.

                  6.2. Limitation on Convertible Securities and Equity Securities. (a) The Company will not issue, and will not permit any Subsidiary to issue, (i) any convertible debt securities or debt securities exchangeable at the option of the holder for Common Stock of the Company, or (ii) any equity securities ranking senior to or on a parity with the Preferred Stock with respect to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Company.

                       (b) For purposes of this Section 6.2, the issuance of units comprising debt (including financial leases) or preferred stock and warrants shall be deemed to be an issuance of convertible securities.

                  6.3. Merger; Purchase and Sale of Assets. So long as the Purchasers hold Issuable Preferred Stock, without the Purchasers' consent:

                       (a) The Company will not merge with or into or consolidate with any other Person unless (i) the Company is the continuing or surviving entity and the shares of Common Stock then outstanding remain unchanged and outstanding and represent at least a majority of the Voting Securities of the surviving entity, (ii) the surviving entity expressly assumes the then outstanding principal amount of the Notes and the Face Value of the Preferred Stock and (iii) immediately after the consummation of such merger or consolidation the surviving entity would not be in violation of any covenant set forth in Section 6.1.

                       (b) The Company will not, and will not permit any Subsidiary to, in any transaction or series of transactions, sell, lease or exchange all or substantially all of the assets of the Company or any of its Subsidiaries except sale(s) of assets not otherwise permitted by this Section
6.3 in an aggregate amount not to exceed, in any fiscal year, an amount equal to five percent (5%) of the consolidated assets of the Company and its Subsidiaries, determined in conformity with generally accepted accounting principles, as of the end of the most recently completed fiscal year of the Company.

                       (c) The Company will not, and will not permit any Subsidiary to, in any transaction or series of transactions, acquire (including pursuant to a merger or consolidation) all or any substantial portion of the business or assets of any Person unless (i) such transaction or series of transactions has been approved by the Board of Directors of the Company and (ii) after giving effect to such transactions or series of transactions, the Company would be in compliance with the covenants set forth in Section 6.1 hereof.

                  6.4. Dividends and Distributions. The Company will not, and will not permit any Subsidiary to, declare or pay any dividend on, or make any other distribution in respect of, or redeem, purchase or otherwise acquire any shares of Common Stock or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock.

                  6.5. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all Applicable Laws with respect to the conduct of its business and the ownership of its properties, including, without limitation, social security laws, workers' protection laws, environmental laws, human health and equal employment opportunity laws, laws regarding the provision of insurance, corporate practice of medicine, health maintenance organization, OSHA and all rules of professional conduct applicable to the Company or any Subsidiary by which any of its properties are bound or subject; provided that, the Company shall not be deemed to be in violation of this Section 6.5 as a result of any failure to comply with any provisions of such statutes, rules, regulations, and orders, the noncompliance with which would not result in fines, penalties, injunctive relief or other civil liabilities which, individually or in the aggregate, would have a Material Adverse Effect.

                  6.6. Limitation on Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement, or any amendment, modification, extension or supplement to any existing agreement, which contractually prohibits the Company from paying interest, if any, payable on the Notes or dividends on the Preferred Stock, or redeeming the Notes or the Preferred Stock other than the Revolving Credit Agreement as in effect on the date hereof.

                  6.7. Preservation of Franchises and Existence. Except as otherwise permitted by this Agreement, the Company will (i) maintain its corporate existence, rights and franchises in full force and effect and (ii) cause the Subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect; provided that nothing in this Section
6.7 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

                  6.8. Insurance. (a) The Company will, and will cause each of the Subsidiaries to, maintain with insurers believed by the Company to be responsible such insurance, in such amounts and of such types as are carried on the date hereof or customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties similarly situated.

                       (b) The Company shall (i) provide, maintain and perform in the same manner as prior to the date hereof the Company's existing indemnification provisions with respect to present and future directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring after the Closing Date to the extent permitted or required under all Applicable Laws and the Company's Certificate of Incorporation and By-Laws in effect at the date hereof (to the extent consistent with the Applicable Laws); and (ii) maintain directors and officers liability coverage, with limits, terms and conditions no less advantageous than in effect on the date hereof. Such coverage will be maintained with the current insurance carriers or insurance carriers of financial strength equal to or greater than the financial strength of the current insurance carriers. Evidence of such coverage will be provided to the individual officers and directors upon request. Any new directors or officers of the Company will be added to such policies.

                  6.9. Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause each of the Subsidiaries to pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Section 4062, 4063, or 4064 of ERISA or any similar provision of law) and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

                  6.10. Financial Statements and Other Reports. (a) The Company will, as soon as available and in any event within 30 days after the end of each month, furnish to the Purchasers an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, the statements of consolidated net income and cash flows and a statement of changes in consolidated Common Stock, Additional Paid-In Capital, Retained Earnings (Deficit) and Treasury Stock of the Company and its Subsidiaries for such month, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments.

                       (b) The Company will, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchasers statements of consolidated net income and cash flows and a statement of changes in consolidated Common Stock, Additional Paid-In Capital, Retained Earnings (Deficit) and Treasury Stock of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to paragraph (d) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this paragraph (b).

                       (c) The Company will, as soon as practicable and in any event within 90 days after the end of each fiscal year, furnish to the Purchasers statements of consolidated net income and cash flows and a statement of changes in consolidated Common Stock, Additional Paid-In Capital, Retained Earnings (Deficit) and Treasury Stock of the Company and its Subsidiaries for such year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to paragraph (d) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this paragraph (c).

                       (d) The Company will, promptly upon transmission thereof, furnish to the Purchasers copies of all such press releases, financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission.

                       (e) The Company will promptly furnish to the Purchasers
(i) copies of (x) any compliance certificates furnished to lenders in respect of Indebtedness of the Company and its Subsidiaries and (y) any notices of default from lenders in respect of any such Indebtedness and (ii) notice of (x) the commencement of any Litigation which, if determined adversely to the Company, would have a Material Adverse Effect and (y) the issuance by any governmental authority of any injunction, order, restraint or other decision which has resulted in, or which is likely to have, in the reasonable judgment of the Company or any such Subsidiary, a Material Adverse Effect.

                       (f) Together with each delivery of financial statements required by paragraph (c) above, the Company will deliver to the Purchasers a certificate of the Chief Financial Officer, Treasurer or other financial officer of the Company regarding compliance by the Company with the covenants set forth in Sections 6.1 and 6.4.

                  6.11. Inspection of Property. The Company will permit representatives of the Purchasers to visit and inspect, at the Purchasers' expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers, consultants, directors, employees, attorneys or independent accountants of the Company, all at such reasonable times, upon reasonable notice and as often as the Purchasers may reasonably request.

                  6.12. Board Membership. In connection with the issuance of shares of Preferred Stock issued hereunder, on the Closing Date, the Board will take all necessary action to fix and maintain the number of directors at eight members and cause the appointment of one nominee of the Purchasers as a member of the Board. Upon conversion of all of the outstanding aggregate principal amount of Notes into shares of the Preferred Stock and for as long as the Purchasers and their Affiliates and Affiliates of the general partner of the Purchasers own the percentage of the aggregate Face Value of Preferred Stock issued hereunder or Common Stock issuable upon conversion of such Preferred Stock specified in the table below, the Company shall fix and maintain the number of directors as specified in such table and shall take all necessary action to cause the appointment of the number of nominees of the Purchasers specified in such table as members of the Board.

---------------------------------------------------------------------------
                                                          Number of
              Percentage              Size of            Purchasers'
               of Stock                Board              Directors
---------------------------------------------------------------------------
               >66 2/3%                  9                    3
               -
---------------------------------------------------------------------------
             <66 2/3%, but               8                    2
               >33 1/3%
---------------------------------------------------------------------------
             <33 1/3%, but               7                    1
             -
                 >25%
---------------------------------------------------------------------------


                  So long as the Purchasers are entitled to designate at least one director, the Company shall cause the Board to appoint at least one Director designated by the Purchasers to the executive, audit and compensation committees of the Board and each other committee established by the Board. At each subsequent annual meeting for the election of directors the Purchasers will be entitled to propose (and the Company will nominate and recommend) such person or persons, as the case may be, nominated by the Purchasers as a member of the Board. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve as the Purchasers' nominee, the Purchasers shall be entitled to designate a successor to fill such vacancy until the next annual meeting for the election of directors. The Company agrees that if such nominee or nominees is not elected, (i) the Purchasers will be entitled to have observational rights at all meetings of the Board of Directors and the Purchasers shall have the same access to information concerning the business and operations of the Company and its Subsidiaries at the same time as directors of the Company and shall be entitled to participate in discussions and consult with the Board, without voting, and (ii) the Company will nominate and recommend such person or persons, as the case may be, proposed by the Purchasers at each subsequent annual meeting until the nominee or nominees proposed by the Purchasers has been elected to the Board. If at any time the number of Purchasers' designees exceeds the number to which the Purchasers are entitled based on the table set forth above, then at the Board's request the Purchasers shall submit resignations for a sufficient number of designees to reduce the number of remaining designees to the number to which the Purchasers are then entitled.

                  6.13. Lost, Stolen, Damaged and Destroyed Stock Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Preferred Stock (which evidence shall be, in the case of the Purchasers or any Affiliate of the Purchasers or FFT, an affidavit from FFT, from the Purchasers or such Affiliate of such ownership and such loss, theft, destruction or mutilation), and

                           (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that if the holder of such shares of Preferred Stock is, or is a nominee for, the Purchasers, an Affiliate of the Purchasers or FFT or another holder of the shares of Preferred Stock with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, or

                           (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new certificate, dated and paying dividends from the date to which dividends shall have been paid on such lost, stolen, destroyed or mutilated certificate or dated the date of such lost, stolen, destroyed or mutilated certificate if no dividend shall have been paid thereon.

                  6.14. HSR. The Company shall file its HSR Notification as soon as practicable after the Closing Date but in no event later than February 15, 1999. Notwithstanding any other provision of this Agreement or the Notes, the Company shall not deliver any notice of conversion pursuant to Article 10 unless
(a) the Company shall have filed its HSR Notification, (b) the applicable waiting period shall have expired or been terminated, (c) the date fixed for conversion in accordance with Article 10 shall be a date upon which the Purchasers shall not be prohibited from owning Voting Securities under the HSR Act, (d) the Stockholder Approval with respect to the Stock Issuance shall have been obtained, (e) the Common Stock issuable upon conversion of the Preferred Stock issuable upon conversion of the Notes shall be approved for quotation on Nasdaq National Market and (f) each of the representations and warranties of the Company contained in this Agreement on the date of such notice of conversion and on the conversion date as set forth in the notice of conversion shall be true and correct in all material respects.

                  6.15. Certain Tax Matters. (a) In the event (i) of a Final Determination (as defined below) that the Purchasers are required to include in income for any taxable year amounts ("OID") determined pursuant to the principles of Sections 1271-75 of the Code and the regulations thereunder, including by application of Section 305(c) of the Code, or any successor provisions thereto (collectively, the "OID Rules") with respect to the Notes, the Warrants or the Preferred Stock (an "OID Inclusion") or (ii) the OID Rules or any similar or corresponding state or local law is amended to require an OID Inclusion for any taxable year, the Company shall pay to such Purchasers with respect to each such OID Inclusion no later than the Payment Due Time (as defined below), an additional payment (the "Gross-Up Payment") such that the amount of such Gross-Up Payment shall equal the sum of (i) (A) the product of
(x) the amount of the OID Inclusion for such taxable year plus penalties, if any, actually payable by any direct or indirect partner or member of the Purchasers with respect to the OID Inclusion to the Internal Revenue Service or any other applicable taxing authority by reason of such events ("Applicable Penalties"), and (y) the maximum combined federal, state and local income tax rate for an individual resident in New York City, after giving due allowance for the deductibility of state and local income taxes (the "Applicable Tax Rate") divided by (B) 1 minus the Applicable Tax Rate, plus (ii) interest, on the amount of OID Inclusion multiplied by the Applicable Tax Rate, at the rates in effect from time to time for individual taxpayers resident in New York City with respect to income tax deficiencies for all periods from the date with respect to which the deficiency arose until the payment of tax on the amount of the OID Inclusion, plus (iii) Applicable Penalties.

                           (b)    A "Final Determination" with respect to a
federal tax liability shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, or (ii) a closing agreement entered into under
Section 7121 (or any successor to such Section) of the Code or any other settlement agreement entered into a connection with an administrative or judicial proceeding and consented to by the Purchasers or any member of their consolidated group. The "Payment Due Time" shall mean 5:00 p.m. Eastern time, of the day two banking days before the date on which expires the period allowed by applicable law for timely payment of the tax liability imposed on the related OID Inclusion pursuant to an applicable Final Determination.

                           (c)  In the event that the Purchasers are notified
formally or informally of any audit, examination or proceeding by the Internal Revenue Service or other taxing authority with respect to the includability in income of OID with respect to the Notes, Warrants or Preferred Stock, the Purchasers will promptly notify the Company of such audit, examination or proceeding; provided, however, that the Purchasers' failure to give such notice or to keep the Company fully informed concerning a Contest (as defined below) shall not affect the Company's obligation to make Gross-Up Payments in accordance with this Section 6.15. Subject to the requirement that the Purchasers shall proceed in good faith and shall pursue the issue diligently, the Purchasers shall have exclusive control and responsibility to conduct any audit, examination, proceeding or litigation (a "Contest") with respect to such treatment. The Purchasers shall bear all costs and expenses in connection with such Contest.

                           (d)  The Company expressly acknowledges that
Affiliates of the Purchasers that acquire Notes, Warrants or Preferred Stock as permitted by this Agreement shall be entitled to the benefits of this Section
6.15. No other subsequent holder shall be entitled to the benefits of this
Section 6.15.

                  6.16.    [Intentionally Omitted]

                  6.17. Notice of Breach. As promptly as practicable, and in any event not later than (i) thirty days after such breach in the case of a breach of Section 6.1(a) or 6.21 and (ii) five Business Days after executive officers of the Company become aware of any other breach by the Company of any provision of this Agreement, including, without limitation, any other provision of this
Article 6, the Company shall provide the Purchasers with written notice specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

                  6.18. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a wholly-owned Subsidiary) unless such transaction or series of related transactions is entered into in good faith and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $100,000, such transaction or series of related transactions has been approved by a majority of Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director; provided, however, that this provision shall not apply to any transaction (x) with an officer or director of the Company entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans) or (y) agreed to in writing prior to the date hereof.

                  6.19. Stockholders Meeting. The Company shall, as soon as practicable, take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders to consider and vote upon the approval of the Stock Issuance by stockholders (the "Stockholders Meeting") and shall convene such Stockholders Meeting no later than six months from the Closing Date.

                  6.20. Proxy Statement. (a) The Company shall prepare and file with the Commission as soon as practicable, but in no event later than 60 days following the Closing Date, a proxy statement (the "Proxy Statement") under the Exchange Act with respect to the Stockholders Meeting. The Company shall cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. At the Stockholders Meeting and in the Proxy Statement, the Company shall recommend that holders of the Common Stock approve the Stock Issuance.

                        B. The Company covenants that so long as any principal amount of the Notes shall remain outstanding:

                  6.21. Financial Covenants. The Company will not permit its Consolidated Fixed Charge Coverage Ratio to be less than 1.15 to 1.

                  6.22. Limitation on Indebtedness. (a) The Company will not permit any Subsidiary to incur any Indebtedness (other than (i) guarantees of the Senior Indebtedness and (ii) Indebtedness owed to the Company).

                  6.23. Limitation on Other Senior Subordinated Indebtedness. Except for Redemption Indebtedness, the Company will not, and will not permit any Subsidiary to, incur, create, assume, Guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding, any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes pursuant to subordination provisions substantially similar to those contained in Section 11 of this Agreement.

                  6.24. Limitation on Guarantees of Indebtedness by Subsidiaries. The Company will not permit any Subsidiary to Guarantee the payment of any Indebtedness

(other than the Senior Indebtedness or the Notes) of the Company or any Indebtedness of any other Person.

                  6.25. Limitation on Issuances and Sales of Subsidiary Stock. The Company will not permit:

                                    (a)     any Subsidiary to issue any Capital
         Stock (other than to the Company or a wholly-owned Subsidiary) and

                                    (b)     any Person (other than the Company
         or a wholly-owned Subsidiary) to own any Capital Stock of any Subsidiary; provided, however, that this subsection shall not prohibit
         (i) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary owned by the Company or any of its Subsidiaries in compliance with the other provisions of this Agreement, (ii) the ownership by directors of director's qualifying shares, or (iii) the ownership by any Person of any Capital Stock of a Subsidiary, if, in each case, the Company has made, or is making, a Permitted Investment in such Subsidiary that is less than wholly-owned. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

                  6.26. Limitation on Liens Securing Pari Passu Indebtedness or Subordinated Indebtedness. (a) The Company will not, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Pari Passu Indebtedness or Subordinated Indebtedness of the Company on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Subsidiary, whether owned at the date of this Agreement or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (i) in the case of any Lien securing Pari Passu Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien and (ii) in the case of any Lien securing Subordinated Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

                           (b) The Company will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Indebtedness of such Subsidiary or any other Person.

                  6.27. Limitation on Dividends and other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) Guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

                                    (i)   Applicable Law;

                                    (ii)  customary non-assignment provisions of
         any lease governing a leasehold interest of the Company or any Subsidiary of the Company;

                                    (iii) any agreement or other instrument of a
         Person acquired by the Company or any Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired; and

                                    (iv)  any agreement in existence on the
         Closing Date including the Revolving Credit Agreement (to the extent of any encumbrances or restrictions in existence thereunder on the Closing
         Date).

                  6.28. Limitation on Investments. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Investment (other than any Permitted Investment) in any Person.

                  6.29. Mergers, Consolidations and Certain Sales of Assets. The Company shall not, in a single transaction or a series of related transactions,
(a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company and (b) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a written instrument executed and delivered to FFT in the form satisfactory to FFT, all of the Company's obligations under the Notes; (2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or such Subsidiaries at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and by continuing; (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction;

(4) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or such Subsidiaries at the time of the transaction, the Company (including any successor entity to the Company) could incur at least $1.00 of additional Indebtedness pursuant to the provisions of Sections 6.1(b) and 6.21 hereof; and (5) the Company has delivered to the FFT an Officer's Certificate and an opinion of counsel (which opinion of counsel may rely, as to factual matters, on such Officer's Certificate), each stating that such consolidation, merger, conveyance, transfer, lease or acquisition complies with this Section
6.29 and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officer's Certificate, setting forth the manner of determination of the Consolidated Net Worth and the ability to incur Indebtedness in accordance with clause (4) above of the Company or, if applicable, of the successor Company as required pursuant to the foregoing.

                  6.30. NASDAQ Approval. The Company shall obtain, within 30 days after the Stockholder Approval, approval for quotation on the NASDAQ National Market of the Common Stock to be issued upon conversion of the Preferred Stock issuable upon conversion of the Notes, subject to official notice of issuance ("NASDAQ Approval").

                  C. The Company covenants that so long as the Purchasers (and/or any of their Affiliates and Affiliates of the general partner of the Purchasers) own any of the Notes or at least 25% of the aggregate Face Value of Preferred Stock issued pursuant to this Agreement:

                  6.31. Redemption of Redeemable Common Stock. The Company shall not, and shall not permit any Subsidiary to, redeem, repurchase or otherwise acquire for value the Redeemable Common Stock or declare or pay any dividend or distribution in respect thereof.

                  7. Nondisclosure of Confidential Information. (a) Without the prior written consent of the Company, any information relating to the Company provided to the Purchasers in connection with this Agreement, or to the persons nominated by the Purchasers to be elected to the Board, which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information the Purchasers have obtained independently from third-party sources without the Purchasers' knowledge that the source has violated any fiduciary or other duty not to disclose such information) (the "Confidential Information") will be kept confidential by the Purchasers and their directors, officers, employees, and representatives (collectively, "Representatives"), using the same standard of care in safeguarding the Confidential Information as the Purchasers employ in protecting their own proprietary information which the Purchasers desire not to disseminate or publish, and will not be disclosed to any Person, except for Representatives of the Purchasers who need to know such Confidential Information. It is understood
(i) that such Representatives shall be informed by the Purchasers of the confidential nature of the Confidential Information, (ii) that such Representatives shall be bound by the provisions of this Section 7 as a condition of receiving the Confidential Information and (iii) that, in any event, the Purchasers shall be responsible for any breach of this Agreement by any of their Representatives.

                           (b)  Without the prior consent of the Company, other
than as required by Applicable Law, the Purchasers will not, and will direct their Representatives not to, disclose to any Person either the fact that the Confidential Information has been made available to the Purchasers or that the Purchasers have inspected any portion of the Confidential Information.

                           (c)  If the Purchasers or their Representatives are
requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Purchasers will, as soon as practicable, notify the Company of such request or requirement so that the Company may seek an appropriate protective order. If, in the absence of a protective order, the Purchasers or their Representatives are, in the opinion of such Purchasers' counsel, compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, the Purchasers may disclose only such of the Confidential Information to the party compelling disclosure as is required by law. The Purchasers shall not be liable for the disclosure of Confidential Information pursuant to the preceding sentence. The Purchasers will, at the Company's expense, cooperate with the Company's reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         8.       Events of Default and Remedies

                  8.1. Events of Default. Each of the following shall constitute an Event of Default with respect to the Notes under this Agreement:

                       (a) Nonpayment of Principal of the Notes. If the Company fails to pay the principal of or interest on or any other sum, if any, due on any Note, when and as the same becomes due and payable, whether at the maturity thereof, on a dated fixed for a redemption, or otherwise and fails to cure such failure within five days; or

                       (b) Cross-Default. If the Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or collateral in respect thereof to be demanded; or (iii) there occurs under any Swap Contract an early Termination Date (as defined in and provided for in any such Swap Contract that is in the form of an ISDA Master Agreement) or equivalent termination event (as provided in any other Swap Contract) resulting from (x) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event (as so defined in such Swap Contract) as to which the Company or any Subsidiary is an Affected Party (as so defined in such Swap Contract), and, in either event, the Swap Termination Value owned by the Company or such Subsidiary as a result thereof is greater than $1,000,000; or

                           (c)  Voluntary Bankruptcy and Insolvency Proceedings.
If the Company or any Subsidiary (i) shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction; or (ii) shall be adjudicated a bankrupt or become insolvent; or (iii) shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property; or (iv) shall make an assignment for the benefit of its creditors; or (v) shall admit in writing its inability to pay its debts generally as they become due; or (vi) shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

                           (d)  Adjudication of Bankruptcy.  If (i) a petition
or answer shall be filed proposing the adjudication of the Company or any Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction applicable to the Company or such Subsidiary; and (ii) the Company or any Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

                           (e)  Receivership or Sequestration.  If a decree or
order is rendered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or a substantial part of its property; or (ii) for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or (iii) for the sequestration or attachment of any property of the Company or any

Subsidiary without its return to the possession of the Company or such Subsidiary or its release from such sequestration or attachment within 60 days thereafter; or

                           (f)  Covenant Defaults.  (i) If the Company shall
have breached any of the covenants set forth in Section 6.19, 6.20 or 6.21 hereof; or (ii) if the Company shall have breached in any material respect any of the covenants set forth herein other than Sections 6.19, 6.20 and 6.21 and such breach shall continue for 30 days following (x) the date notice is required to be given under Section 6.17(i) or (ii) with respect to breaches under 6.1(a) and (y) otherwise from the date of the breach; or

                           (g)  Judgment Default.  A judgment or order for the
payment of money in excess of $1,000,000 shall be entered against the Company or any of its Subsidiaries by any court, and such judgment or order shall continue undischarged and unstayed for a period of 60 days or until five days after enforcement proceedings shall have been commenced upon such judgment or order, whichever comes first; or

                           (h)  Untrue or Incorrect Representation or Warranty.
Any of the representations and warranties of or with respect to the Company or any of its Subsidiaries contained herein shall be untrue in any material respect on or as of the date made and the facts or circumstances to which such representation or warranty relates shall not have been subsequently corrected to make such representation or warranty no longer incorrect within 30 days after notice in writing by a holder to the Company; or

                           (i)  Nonmonetary Judgment.  A nonmonetary judgment or
order shall be rendered against the Company or any of its Subsidiaries that, either individually or in the aggregate, has a Material Adverse Effect and there shall be any period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  8.2. Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the holders of 66 2/3% of the outstanding principal amount of Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest, if any, thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, and said accrued and unpaid interest, if any, shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided, that if an Event of Default under clause
(c), (d), or (e) of Section 8.1 with respect to the Company shall have occurred, the outstanding principal amount of all of the Notes, and all accrued and unpaid interest, if any, thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or this Agreement to the contrary notwithstanding; and provided, further, that if an Event of Default under clause (a) of

Section 8.1 shall have occurred and be continuing with respect to any Note, any of the Purchasers or Affiliate of the Purchasers (but not any transferee thereof other than an Affiliate of such Purchasers) holding one or more Notes in an aggregate outstanding principal amount of at least $1,000,000 may, by notice to the Company, declare the entire outstanding principal of such Notes and all accrued and unpaid interest, if any, thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of such Notes and said accrued and unpaid interest, if any, shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Notes or in this Agreement to the contrary notwithstanding; provided, further that so long as any Senior Indebtedness shall be outstanding pursuant to the Revolving Credit Agreement or the administrative agent, the issuing bank or the lenders thereto have any further obligation to extend credit thereunder, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause (c), (d) or (e) of Section 8.1), any such acceleration shall not be effective until the first to occur of:

                                    (i)   the day that is five (5) days after

         the date that such holder of Notes shall have given written notice (including notice by telegram, telex or facsimile) to the Administrative Agent under the Revolving Credit Facility,

                                    (ii)  the acceleration of the maturity of
         the Revolving Credit Facility or the institution of a civil action to collect any Indebtedness in respect of the Revolving Credit Facility,

                                    (iii) the institution of any case or
         proceeding described in subsection 11.1(a) by or against the Company, and

                                    (iv)  full and final payment in cash of all
         Senior Indebtedness.

                  8.3. Other Remedies. (a) If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, any holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder may enforce the payment of any Note held by such holder and any of its other legal or equitable rights. Except with respect to Default or Event of Default described in clause (b) of this Section 8.3, from the date that a Default or Event of Default shall have occurred and during the continuance of any Default or Event of Default, the Company shall pay interest on the outstanding principal amount of the Notes and (to the extent legally enforceable) on any overdue installment of interest, if any, at the rate of 15% per annum until such overdue amount is paid or until such Default or Event of Default is cured or waived.

                           (b) In the event the Company shall (i) fail to
pay the principal of and accrued and unpaid interest due on the Notes at maturity, (ii) fail to obtain the Stockholder Approval with respect to the Stock Issuance on or before July 26, 1999, (iii) fail to convene the Stockholders Meeting on or before July 26, 1999), (iv) withdraw or modify in any manner adverse to the Purchasers the approval or recommendation of the Board of Directors of the Company of the Stock Issuance, (v) fail to reaffirm such approval or recommendation within 5 days following receipt of written request for such reaffirmation from the Purchasers, (vi) fail to obtain the reaffirmation of the Fairness Opinion in connection with the mailing of the Proxy Statement, (vii) fail to obtain NASDAQ Approval within 30 days after the Stockholder Approval, or (viii) resolve to take any of the actions specified in clauses (i) through (vii), from the date that such Default or Event of Default shall have occurred and during the Continuance of such Default or Event of Default, the monthly rate of interest on the outstanding principal amount of the Notes and (to the extent legally enforceable) on any overdue installment of interest, if any, shall immediately increase 0.05% and shall further increase by 0.05% on the first day of each succeeding month during which such Default or Event of Default shall be continuing, but in no event shall the monthly rate at which the interest accrues in respect of indebtedness evidenced by the Notes exceed 1.5% per month, provided, however, such increase in interest shall not commence until the maturity of the Notes if the Company's failure to obtain the Stockholder Approval with respect to the Stock Issuance is caused solely by the failure of the holders of Common Stock representing a majority of the shares of Common Stock (excluding shares Beneficially Owned by the Purchasers) present and voting at a meeting duly called and convened in accordance with Section 6.19 hereof to approve the Stock Issuance and none of the conditions described in clauses (iii) through (viii) of this Section 8.3(b) shall have occurred and SESC shall not have withdrawn its Fairness Opinion.

                           (c) In the event that (i) any dividend payable on the
Preferred Stock pursuant to Section 2 of the Certificate of Designation shall not have been paid in full, (ii) the Company shall have breached in any material respect any of the covenants contained in Section 6 hereof (provided the applicable covenant shall then be in effect pursuant to the terms of this Agreement) or (iii) the Company shall have failed to redeem in full the shares of Preferred Stock pursuant to Section 5(a) of the Certificate of Designation whether or not by reason of the absence of legally available funds, then, in any such case, the size of the Board of Directors shall be increased by one and the Purchasers shall be entitled to elect an additional member to the Board (such director, the "Default Director"). The Default Director shall be appointed and shall serve in accordance with Section 6.12 hereof.

                  8.4. Conduct No Waiver; Collection Expenses. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest, if any, on any Note, the Company will pay to each holder, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

                  8.5. Annulment of Acceleration. If a declaration is made in accordance with Section 8.2, then and in every such case, the holders of at least 66 2/3% of the outstanding principal amount of the Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that, at the time such declaration is annulled:

                       (a) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to this Agreement;

                       (b) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

                       (c) every other Event of Default shall have been duly waived or otherwise made good or cured;

provided, however, that only the Purchasers or Affiliate of the Purchasers (but not any transferee thereof other than an Affiliate of such Purchasers) of the Note or Notes making the declaration permitted by the last proviso of Section
8.2 may annul such declaration; and provided, further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

                  8.6. Remedies Cumulative. No right or remedy conferred upon or reserved to the holders of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the holders of Notes may be exercised from time to time and as often as may be deemed expedient by the holders.

                  8.7. Limitations. Notwithstanding the foregoing provisions of this Article 8, the exercise of remedies by the holders of the Notes is subject to the provisions of Article 11 hereof.

         9.       Redemption

                  9.1. Optional Redemption. (a) Prior to the occurrence of the Stockholders Meeting and (b) thereafter, if and so long as either (i) the Notes are then convertible at the option of the Company in accordance with Section
10.2 into shares of Series A Preferred Stock or (ii) the Company is entitled to defer the payment of penalty interest pursuant to the proviso to Section 8.3(b), the Company shall have the right, at its sole option and election made in accordance with Section 9.3, to redeem the Notes at any time following the Closing Date, in whole but not in part, subject to the final paragraph of this Section 9.1, at a redemption price equal to the Liquidation Value plus an amount equal to all accrued and unpaid interest, if any, to the date of redemption, in cash (the "Redemption Price").

                  In the event that at any time a Change of Control has occurred prior to a redemption pursuant to this Section 9.1, the Redemption Price of each Note until the expiration of the 90-day period referred to in Section 9.3(b) shall equal the Change of Control Price (as defined in Section 9.2 below).

                  9.2. Change of Control. In the event that there occurs a Change of Control, any record holder of Notes, in accordance with the procedures set forth in Section 9.3(b), may require the Company to redeem any or all of the Notes held by such holder for, at such holder's option, an amount ("Change of Control Price") equal to the greater of (i) 100% of the Liquidation Value of the Notes or (ii) the form and amount of consideration that such holder would have received had such holder converted such Notes into Preferred Stock and converted such Preferred Stock into Common Stock, plus, all accrued and unpaid interest, on the Notes being redeemed to and including the date of redemption, in cash.

                  9.3. Redemption Procedures. (a) Notice of any redemption of Notes pursuant to Section 9.1 shall be mailed at least 20 but not more than 30 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at such holder's address as it appears in the Note Register. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date for the determination of Notes to be redeemed.

                        (b) Promptly following a Change of Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Notes, at such holder's address as it appears on the transfer books of the Company, notice of such Change of Control, which notice shall set forth each holder's right to require the Company to redeem any or all Notes held by it. The Company shall thereafter during a period of 90 days from the date of such notice (or the date the Company was required to give such notice) redeem any Notes, in whole or in part, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the principal amount of Notes to be redeemed and (ii) the redemption date; provided, however, if payment of the Change of Control Price is restricted by the terms of any instrument or agreement to which any of the Company's Senior Indebtedness was created or incurred, such 90-day period shall not commence until the date on which payment of the Change of Control Price is no longer so restricted.

                           (c)      On the date of any redemption being made
pursuant to Section 9.1 or 9.2 which is specified in a notice given pursuant to this Section 9.3, the Company shall wire transfer to such holder the Redemption Price or Change of Control Price, as the case may be, for the principal amount of notes so redeemed, together with an amount equal to all accrued and unpaid interest, if any, thereon to the date of redemption.

         10.      Conversion

                  10.1. Holder's Option to Convert into Preferred Stock. The Notes shall be converted, in whole but not in part, at the direction of the holders of not less than 66-2/3% of all outstanding Notes at any time after the Closing into shares of Preferred Stock, at a conversion ratio of one share of Preferred Stock for each $100 of outstanding principal amount of Notes (the "Preferred Ratio"), provided the Stockholder Approval and the HSR Approval shall have been obtained.

                  10.2. Company's Option to Convert. The Notes shall be convertible at the option of the Company, in whole but not in part, at any time into shares of Preferred Stock at the Preferred Ratio; provided that (a) no Default or Event of Default shall have occurred and be continuing, (b) the Company has paid in full all accrued and unpaid interest on the Notes to and including the date of conversion of the Notes pursuant to this Section 10.2 (the "Company Conversion Date"), (c) the Company has complied in all material respects with all of the covenants set forth in this Agreement and in any instruments or agreements relating to Senior Indebtedness of the Company, (d) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Company Conversion Date, (e) the HSR Approval and the Stockholder Approval shall have been obtained, (f) the NASDAQ Approval shall have been obtained, and (g) the Current Market Price of the Common Stock shall have exceeded the Minimum Conversion Price during the 30 consecutive Trading Days immediately preceding the Stockholders Meeting.

                  10.3. Exercise of Conversion Privilege. (a) Any conversion by the holders of Notes into Preferred Stock shall be in an aggregate outstanding principal amount equal to at least $100,000, unless the amount so converted shall be such holder's entire outstanding principal amount of Notes. Conversion of the Notes may be effected by any holder thereof upon the surrender to the Company at the office of the Company designated for notices in accordance with
Section 13.6 or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "Transfer Agent"), of the Notes to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified portion of the outstanding principal amount of such Notes in accordance with the provisions of this Article 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Preferred Stock to be issued; provided that, in the case of the conversion of the Notes into Preferred Stock in accordance with Section 10.2, the Company shall provide each holder written notice stating that such holder's Notes have been converted pursuant to Section 10.2, and each holder shall thereupon promptly surrender to the Company or the Transfer Agent, as the case may be, the Notes so converted, specifying the name or names in which such holder wishes the certificates for shares of Preferred Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Preferred Stock in such name or names and the opinion of counsel required by the legend set forth in Section
13.12. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Preferred Stock on conversion of Notes pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such Notes and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Preferred Stock to which the holder of the Notes being converted shall be entitled and (ii) if less than the entire outstanding principal amount of any Note surrendered is being converted, a new Note in the principal amount which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the Note or Notes (or portion thereof) being converted shall cease except for the right to receive shares of Preferred Stock in accordance herewith, and the person entitled to receive the shares of Preferred Stock shall be treated for all purposes as having become the record holder of such shares of Preferred Stock at such time, so long as such holder's Notes are delivered to the Company within two Business Days after the date of the giving of notice. In any other case of conversion at the holder's option, the date of delivery of the Notes shall be deemed to be the date of conversion.

                           (b)  In case any Notes are to be redeemed pursuant to
Section 9.1, such right of conversion shall cease and terminate as to the Notes to be redeemed at the close of business on the Business Day preceding the date fixed for redemption unless the Company shall default in the payment of the Redemption Price or the Change of Control Price, as the case may be.

                  10.4. Fractions of Shares; Interest. In connection with the conversion of any Note into Preferred Stock, no fractions of shares shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Face Value of the Preferred Stock. If more than one Note shall be surrendered for conversion by the same holder at the same time, the number of full shares of Preferred Stock issuable on conversion thereof shall be computed on the basis of the aggregate outstanding principal amount of Notes so surrendered. Promptly upon conversion, the Company shall pay to holders of Notes so converted an amount equal to any accrued and unpaid interest on the Notes surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional share of Preferred Stock.

                  10.5. Reservation of Stock. The Company shall at all times reserve and keep available for issuance upon the conversion of the Notes, conversion of the Preferred Stock, conversion of the Preferred Stock issuable upon conversion of the Notes and exercise of the Warrants, free from any preemptive rights, such number of its authorized but unissued shares of Preferred Stock or Common Stock, as the case may be, as will from time to time be sufficient to permit (a) the conversion of the entire outstanding principal amount of the Notes into Preferred Stock, (b) the conversion of the Preferred Stock issued hereunder into Common Stock, (c) the conversion of all of the Preferred Stock issuable upon conversion of the Notes into Common Stock and (d) the exercise of all of the Warrants issued pursuant to the Warrant Agreement, and shall take all action required to increase the authorized number of shares of Preferred Stock or Common Stock, if necessary, to permit (a) the conversion of the entire outstanding principal amount of the Notes, (b) the conversion of the Preferred Stock issued hereunder into Common Stock, (c) the conversion of all of the Preferred Stock issuable upon conversion of the Notes into Common Stock and (d) the exercise of all of the Warrants issued pursuant to the Warrant Agreement.

         11.      Subordination of Notes

                  11.1. Subordination of Notes to Senior Indebtedness. The Indebtedness evidenced by the Notes and all modifications, renewals and extensions thereof, all obligations of the Company under this Agreement, the Certificate of Designation, the Warrant Agreement and all other instruments and agreements arising out of or relating to any or all of the foregoing and all modifications, renewals and extensions thereof (collectively called the "Junior Indebtedness") shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company (including any claims by the holders of such Senior Indebtedness for interest accruing after any assignment for the benefit of creditors by the Company or the institution by or against the Company of any proceedings under the Bankruptcy Code or any law for the relief of or relating to debtors, or any other claim by such holders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) in the manner and with the force and effect hereafter set forth:

                           (a)  In the event of any liquidation, dissolution or
winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property (including any Subsidiary of the Company), all sums owing in respect of all Senior Indebtedness of the Company (including cash collateral and amounts not yet due and payable) shall first be paid in full before any payment (other than distributions of Permitted Junior Securities) is made in respect of the Junior Indebtedness; and in any such event any payment or distribution of any kind or character, whether in cash, property, or securities (excluding Permitted Junior Securities), which shall be made upon or in respect of the Junior Indebtedness shall be paid over to the holders of the Senior Indebtedness of the Company, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full. In case of any assignment for the benefit of creditors by the Company or in case any proceedings under the Bankruptcy Code or any other law for the relief of or relating to debtors are instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets (including any Subsidiary of the Company), or in case of any liquidation, dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the holders of the Senior Indebtedness of the Company the full amount of such holders' claims against the Company (including interest to the date of payment) before making any payments (excluding distributions of Permitted Junior Securities) to the holders of Junior Indebtedness, and insofar as may be necessary for that purpose, the Purchasers hereby assign and transfer to the holders of Senior Indebtedness of the Company all rights to any payments, dividends or other distributions.

                           (b)   In the event that all or any part of the Junior
Indebtedness is declared or becomes due and payable because of the occurrence of any Event of Default or otherwise than at the option of the Company or pursuant to its terms at its final maturity, under circumstances when the foregoing subsection (a) shall not be applicable, the holders of the Junior Indebtedness shall be entitled to payments (excluding distributions of Permitted Junior Securities) only after there shall first have been paid in full all Senior Indebtedness of the Company or payment shall have been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

                           (c)   Upon the occurrence for any reason of any
payment default in respect of any Senior Indebtedness of the Company (including any payment default arising or existing because of the acceleration of the maturity of all or any part of such Senior Indebtedness), regardless of whether nonpayment results from or is authorized, permitted or excused by any stay or other similar event, no payment (excluding distributions of Permitted Junior Securities) may be made on any Junior Indebtedness unless and until such default shall have been cured or waived in writing or shall have ceased to exist.

                           (d)   Without limiting the foregoing subsection
11.1(c), no payment (excluding distributions of Permitted Junior Securities) may be made on any Junior Indebtedness if any event (other than (i) a payment default described in subsection 11.1(c) or (ii) a cross-default under the Revolving Credit Facility arising solely from the Company's failure to perform any of its covenants in Section 6 hereof) that is, or with the lapse of time or notice or both would be, an event that gives any holder of Senior Indebtedness of the Company the right to demand payment or cash collateral, accelerate the maturity of such Senior Indebtedness or terminate any commitment to extend credit and if such holder gives notice of such default in writing (including notices by telegram, telex or facsimile) to the Company and to FFT (a "Blockage Notice"). A Blockage Notice shall be effective as follows:

                                    (i)  A Blockage Notice issued prior to
         January 26, 2000 shall be effective for a period commencing on the date of issuance and ending on the earlier to occur of (A) the day that is one hundred eighty (180) days after the date of issuance, or (B) the date on which the Indebtedness evidenced by the Note matures, or (C) the date on which any holder of Senior Indebtedness commences the institution of a civil action to collect such Senior Indebtedness or
         (D) the date on which such event of default or potential event of default shall have been waived or cured; provided, however that in all events a Blockage Notice shall be effective for a period of not less than five (5) days after the date of issuance; and

                                    (ii) A Blockage Notice issued on or after
         January 26, 2000 shall be effective for a period commencing on the date of issuance and ending on the day that is five (5) days after the date of issuance.

No holder of Senior Indebtedness of the Company shall be entitled to give notice pursuant to this subsection (d) more than once with respect to any default which was specified in such notice and which has continued without interruption since the date such notice was given, nor shall such holder be entitled to give a separate notice with respect to any default not so specified which (to the knowledge of the holder giving notice) was existing on the date such notice was given pursuant to this subsection (d) and which has continued without interruption from the date such notice was given. Upon receipt of any notice from any holder of any Senior Indebtedness of the Company pursuant to this subsection (d), the Company shall forthwith send a copy thereof to each holder of Junior Indebtedness and each holder of its Senior Indebtedness at the time outstanding.

                           (e) All payments, or other distributions (whether in
cash or other property, but excluding distributions of Permitted Junior Securities) made to the holders of Junior Indebtedness which are made at any time that such payments or other distributions were not permitted under the Revolving Credit Agreement or hereunder or which should have been made to the holders of Senior Indebtedness of the Company shall be received and held by the former in trust for the benefit of the latter, and the holders of Junior Indebtedness shall forthwith remit such payments or distributions to the holders of the Senior Indebtedness of the Company, pro rata, in the form in which received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same to the holders of the Senior Indebtedness of the Company.

                           (f) Each holder of Senior Indebtedness of the Company
is hereby authorized by the Purchasers to:

                                    (i)   renew, compromise, extend, accelerate
         or otherwise change the time of payment, or any other terms or conditions, of any Senior Indebtedness of the Company held by such holder;

                                    (ii)  increase or decrease the rate of
         interest payable thereon or any part thereof;

                                    (iii) obtain, accept, exchange, enforce,
         waive or release any security therefor;

                                    (iv)  direct the order or manner of sale of
         any such security and the application of the proceeds thereof in such manner as such holder may at its discretion determine; and/or

                                    (v)   release the Company or any guarantor
         of any Senior Indebtedness of the Company from liability.

If any such action is taken, the Company shall promptly notify the Purchasers and any holder of Junior Indebtedness. Notwithstanding anything set forth in this Section 11.1, nothing set forth herein shall restrict holders of the Notes and Preferred Stock from exercising their rights of conversion hereunder.

                  11.2. Proofs of Claim of Holders of Senior Indebtedness; Voting. The Purchasers and any subsequent holders of the Junior Indebtedness undertake and agree for the benefit of each holder of Senior Indebtedness of the Company to execute, verify, deliver and file any proofs of claim relating to the Junior Indebtedness which any holder of such Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Indebtedness and to effectuate the full benefit of the subordination contained herein. Upon failure of the Purchasers to file the required proof or proofs of claim prior to 30 days before the expiration of the time to file claims in such proceeding, each holder of Senior Indebtedness of the Company is hereby irrevocably appointed by the Purchasers to be such Purchasers' agent to file the appropriate claim or claims and if such holder of Senior Indebtedness elects at its sole discretion to file such claim or claims (i) to accept or reject any plan of reorganization or arrangement on behalf of the Purchasers, and (ii) to otherwise vote the Purchasers' claim in respect of the Junior Indebtedness in any manner deemed appropriate for the benefit and protection of the holders of the Senior Indebtedness of the Company.

                  11.3. Rights of Holders of Senior Indebtedness Unimpaired. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or any of its Subsidiaries or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

                  11.4. Effects of Event of Default. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that a Note is declared due and payable before its maturity because of the occurrence of an Event of Default, (i) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (ii) all Senior Indebtedness shall forthwith become immediately due and payable in full at the option of the holder(s) thereof (or otherwise as provided by the terms thereof), regardless of the expressed maturity thereof.

                  11.5. Company's Obligations Unimpaired. The provisions of this
Article 11 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Purchasers on the other hand, and nothing herein shall impair, as among the Company and the Purchasers, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest, if payable, on the Notes in accordance with the terms of this Agreement (including this Article 11) and the Notes, nor shall anything herein prevent the Purchasers from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon the occurrence of an Event of Default, subject to the conditions and limitations set forth herein and the rights of the holders of Senior Indebtedness as herein provided for.

                  11.6. Subrogation. Subject to the prior payment in full of all Senior Indebtedness of the Company, holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities made in respect of such Senior Indebtedness until the Senior Indebtedness shall be paid in full; and, for the purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of the Company of any cash, property or securities to which any holder of Notes would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Indebtedness of the Company and holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand, and the holders of Senior Indebtedness of the Company, on the other hand. The purpose of this Section 11.6 is to grant to holders of the Notes the same rights against the Company with respect to the aggregate amount of such payments or distributions as the holders of Senior Indebtedness of the Company would have against the Company if such aggregate amount were considered overdue Senior Indebtedness of the Company.

                  11.7. Avoided Payments in Respect of Senior Indebtedness of the Company. The Purchasers acknowledge and agree that if and to the extent that any obligation, payment or distribution in respect of Senior Indebtedness of the Company (whether consisting of a payment or proceeds of security or the exercise of a right of setoff or otherwise) is declared invalid, fraudulent or preferential or otherwise is set aside or required to be returned or repaid, any Senior Indebtedness of the Company purportedly satisfied thereby shall be deemed reinstated and outstanding as if the same had not occurred and the provisions of this Article 11 shall continue to be applicable to such Senior Indebtedness.

                  11.8.  Independence of Provisions. All provisions of this
Article 11 shall be given independent effect so that if a particular payment, distribution, action or condition is not permitted by any of such provisions, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another provision shall not be deemed to permit such payment, distribution, action or condition.

                  11.9. References to "Payments". As used herein with reference to the Junior Indebtedness, "payment" shall include not only payments made in respect of such Junior Indebtedness but also any purchase or redemption of such Junior Indebtedness and/or any instrument evidencing same (excluding any purchase or redemption in exchange for Permitted Junior Securities).

                  11.10. Reliance by Certain Holders of Senior Indebtedness of the Company; Amendments and Modifications. The Purchasers acknowledge and agree that the Administrative Agent, the Lenders and the Issuing Bank (all as defined in the Revolving Credit Agreement), and their respective successors and assigns (including participants) have relied and will continue to rely upon the provisions of this Article 11 in determining to extend credit and in extending credit to the Company. Until the Senior Indebtedness of the Company outstanding pursuant to or in connection with the Revolving Credit Agreement has been fully and finally repaid and the Administrative Agent, the Issuing Bank and the Lenders have no further obligation to extend credit thereunder, this Article 11 may not be rescinded, amended or modified without the prior express written consent of the Administrative Agent and Requisite Lenders (as defined in the Revolving Credit Agreement).

         12.      Interpretation

                  12.1.  Definitions.

                  "Acquired Indebtedness" shall mean Indebtedness of a Person
(a) assumed in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a subsidiary).

                  "Adjustment Period" shall mean the period of five consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

                  "Advisory Fee" shall have the meaning set forth in Section
1.5.

                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Applicable Laws" shall have the meanings set forth in Section 2.6.

                  "Applicable Tax Rate" shall have the meaning set forth in
Section 6.15(a).

                  "Asset Acquisition" shall mean (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company shall be merged with or into the Company or any Subsidiary of the Company or (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person or any division or line of business of such Person.

                  "Average Life" shall mean, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of such principal payment by (b) the sum of all such principal payments.

                  "Beneficially Own" or "Beneficial Owners" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                  "Board of Directors" or "Board" shall mean the board of directors of the Company.

                  "Budgeted Maintenance Capital Expenditure" shall mean, as to the Company and its Subsidiaries on a consolidated basis for any fiscal year, the aggregate of all Maintenance Capital Expenditures included in the budget for such fiscal year delivered to NationsBank as administrative agent under, and pursuant to, the Revolving Credit Agreement, with a copy delivered to FFT.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of New York and Tennessee are authorized or obligated by law or executive order to close.

                  "By-Laws" shall have the meaning set forth in Section 2.2.

                  "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participation, rights in or other equivalents (however designated) of such

Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

                  "Capital Expenditures" shall mean, as to any Person for any period, the aggregate capital expenditures recorded by such Person and its Subsidiaries on a consolidated basis in conformity with generally accepted accounting principles, including charges in respect of Capitalized Lease Obligations exclusive of imputed interest on such Capitalized Lease Obligations; provided, however, that for purposes of determining Capital Expenditures for the Company and its Subsidiaries on a consolidated basis, there shall be excluded therefrom any Capital Expenditure attributable solely to the making of Permitted Acquisitions (as defined in the Revolving Credit Agreement in effect as of the date hereof)].

                  "Capitalized Lease" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

                  "Capitalized Lease Obligation" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person.

                  "Cash Equivalents" shall mean, at any time,

                           (a) Government Obligations having a maturity not
exceeding one hundred eighty (180) days;

                           (b) commercial paper rated at least A-1 by S&P or P-1
by Moody's, having a maturity not
exceeding one hundred eighty (180) days;

                           (c) certificates of deposit or time deposits of (i)
the Lenders or (ii) other commercial banks having capital and undivided surplus of at least $500 million and issuing commercial paper rated as described in the preceding clause (b) and organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia, having a maturity not exceeding ninety (90) days;

                           (d) repurchase agreements or investment contracts
having a maturity not exceeding ninety (90) days with a financial institution insured by the Federal Deposit Insurance Corporation, or any broker or dealer (as defined in the Securities Exchange Act of 1934) that is a dealer in government bonds and that is recognized by trades with and reports to, a Federal Reserve Bank as a primary dealer in government securities; provided that in any case (i) collateral is pledged for the repurchase agreement or investment contract, which collateral consists of (A) Government Obligations or evidences or ownership of proportionate interests in future interest and principal payments on Government Obligations held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on such obligations, and which underlying obligations are held in a segregated account and not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated or (B) evidences of indebtedness issued by any of the following: Bank of Cooperatives, Export-Import Bank of the United States, Farmers Home Administration, Federal Financing Bank, Federal Loan Bank System, Federal Home Loan Mortgage Corporation (including participation certificates), Federal Housing Administration, Federal Farm Credit Banks, Federal National Mortgage Association, Government National Mortgage Association, Inter-American Development Bank, International Bank for Reconstruction and Development, Small Business Administration or any other agency or instrumentality of the United States of America created by an act of Congress that is substantially similar to the foregoing in its legal relationship to the United States of America, (ii) the current market value of the collateral securing the repurchase agreement or investment agreement or investment contract is at least equal to the amount of the repurchase agreement or investment contract and (iii) the current market value of the collateral is determined not less frequently than monthly;

                           (e) investments in money market funds substantially
all of whose assets consist of securities of the types described in the foregoing clauses (a) through (d);

                           (f) investments in obligations the return with
respect to which is excludable from gross income under Section 103 of the Code, having a maturity of not more than six (6) months or providing the holder the right to put such obligations for purchase at par upon not more than twenty eight days' notice, and which are rated at least A-1 by S&P or P-1 by Moody's;

                           (g) investments in tax free money market funds all of
whose assets consist of securities of the types described in the foregoing clause (f); and

                           (h) investments, redeemable upon not more than seven
(7) days' notice, in money market
preferred municipal bond funds that are rated at least AAA by S&P or Aaa by Moody's.

                  "Certificate of Designation" shall have the meaning set forth in Section 1.3(b)(v).

                  "Certificate of Incorporation" has the meaning set forth in
Section 1.3(b)(v).

                  "Change of Control" shall mean:

                  (a) a "person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming, in a transaction or series of related transactions, the Beneficial Owner of Voting Securities entitled to exercise 50% or more of the total voting power of all outstanding Voting Securities of the Company (including any Voting Securities that are not then outstanding of which such person or Group is deemed the Beneficial Owner) (the "Control Party"); or

                  (b) the acquisition of Beneficial Ownership of 20% or more of the Voting Securities of the Company by any Person or Group, together with contractual rights, which would enable such Person or Group to prevent a merger, consolidation, sale of all or substantially all of the assets or other sale of the Company; or

                  (c) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the Company's stockholders occurred pursuant to an express provision of the Agreement or was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

                  (d) sale of all or substantially all of the assets of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Company Conversion Date" shall have the meaning set forth in
Section 10.2.

                  "Confidential Information" shall have the meaning set forth in
Section 7(a).

                  "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more persons of the amounts signified by such term for all such persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such person or attributable to shares of preferred stock of any such person not owned by any other such person.

                  "Consolidated Fixed Charge Coverage Ratio" of any Person shall mean, for the most recent fiscal quarter after giving pro forma effect to any Asset Acquisitions made during the most recent 12 month period ending on and including the date of determination] the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Rental Expense and Consolidated Noncash Charges, less Restricted Payments and less the lesser of 25% of Budgeted Maintenance Capital Expenditures for the corresponding fiscal year or 100% actual Maintenance Capital Expenditures during such fiscal quarter, in each case, for such period, of such Person and its Subsidiaries on a consolidated basis, all determined in accordance with generally accepted accounting principles, to (b) the sum of (i) such Consolidated Interest Expense for such period (provided that (A) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; (B) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and (C) notwithstanding clauses (A) and (B) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements), plus (ii) 25% of Current Maturities of Long-Term Debt, plus (iii) Consolidated Rental Expense. If such Person or any of its Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Indebtedness.

                  "Consolidated Funded Debt" shall mean consolidated Indebtedness of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles consistently applied; provided, however, that Consolidated Funded Debt shall not include any unsecured current liabilities incurred in the ordinary course of business and not represented by any note, bond, debenture or other instrument.

                  "Consolidated Interest Expense" shall mean, as to any Person for any period, the aggregate interest expense and amortization of deferred loan costs of such Person and its Subsidiaries on a consolidated basis for such period (calculated without regard to any limitations on the payment thereof), imputed interest on Capitalized Lease Obligations, commissions, discounts and other fees and charges owed with respect to letters of credit and unused commitments and net costs under interest rate protection agreements, all as determined in conformity with generally accepted accounting principles.

                  "Consolidated Net Income (Loss)" of any Person shall mean, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis as determined in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (iv) net gains (or losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (v) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vi) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Agreement, or (vii) any gain arising from the acquisition of any securities, or the extinguishment, under generally accepted accounting principles, of any Indebtedness of such Person.

                  "Consolidated Net Worth" shall mean the consolidated stockholders' equity of the Company and its Subsidiaries, less the amount of Disqualified Stock, determined in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Noncash Charges" shall mean, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

                  "Consolidated Rental Expense" shall mean, as to any Person for any period, the aggregate rent and lease expenses recorded by such Person and its Subsidiaries on a consolidated basis in conformity with generally accepted accounting principles pursuant to any Operating Lease.

                  "Consolidated Total Capital" shall mean the sum of (i) Consolidated Funded Debt plus (ii) Consolidated Net Worth.

                  "Conversion Price" shall mean the Conversion Price of the Preferred Stock which is equal to the lower of (a) $9.45 per share, or (b) the Current Market Price of a share of Common Stock during the thirty consecutive Trading Days prior to the Stockholders Meeting; provided that the Conversion Price shall in no event be less than $5.50 per share (subject to adjustment in accordance with Section 8 of the Certificate of Designation). In the event the Company shall not have duly called and convened a Stockholders Meeting to consider and vote upon the Stockholder Approval with respect to the Stock Issuance within one year from the Closing Date, the Conversion Price shall equal the lower of (A) $9.45 per share or (B) the Current Market Price of a share of Common Stock during the thirty consecutive Trading Days immediately prior to January 26, 2000, provided that such price shall in no event be less than $5.50 per share (subject to adjustment in accordance with Section 8 of the Certificate of Designation). Notwithstanding the foregoing, at any time prior to the Stockholder Approval Date, the

Conversion Price shall in no event be less than the price at which the maximum number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock, together with shares of the Common Stock issued or issuable upon exercise of the Warrants, would exceed the greater of (i) 711,241 shares of Common Stock (19.9% of the outstanding shares of Common Stock of the Company as of the Closing Date) and (ii) 19.9% of the outstanding shares of Common Stock of the Company at the time of determination; provided, however, that if the Conversion Price is greater than the price that would be in effect but for this sentence and, subsequently, the Company shall have obtained the Stockholder Approval, the Conversion Price shall be retroactively recalculated in accordance with the first sentence of this definition of the "Conversion Price.".

                  "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing sale price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing sale prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the closing sale price in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing sale price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing sale price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm acceptable to holders of a majority of the Notes, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

                  "Current Maturities of Long-Term Debt" shall mean (a) as of any date of determination occurring on or before December 31, 1999, $5,000,000 and (b) as of any date of determination subsequent to December 31, 1999, that portion of Consolidated Funded Debt that is due and payable within the twelve
(12) month period immediately following the date of determination, calculated in conformity with generally accepted accounting principles.

                  "Default" shall mean any event which, with or without notice or the passage of time, would be an Event of Default.

                  "Disinterested Director" shall mean, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

                  "Disqualified Stock" shall mean any capital stock of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such capital stock is exchangeable into Indebtedness at the option of the Company and only subject to the terms of any debt instrument to which the Company is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or convertible or exchangeable into Indebtedness on or prior to date that is 91 days after the date on which the Notes mature; provided, however, that notwithstanding the foregoing, Redeemable Common Stock shall not be deemed to be Disqualified Stock.

                  "Employee Benefit Plan" shall mean each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, pursuant to which the Company, any Subsidiary or any ERISA Affiliate has or may have any liability, contingent or otherwise.

                  "Environmental Laws" shall mean, at any date, all provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of Laws, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq., and any other Laws imposing or creating liability with respect to Hazardous Materials.

                  "Environmental Liability" shall mean any liabilities, obligations, costs, losses, payments or damages, including compensatory and punitive damages, incurred

(i) to contain, remove, clean up, assess, abate or otherwise remedy any actual or alleged release or threatened release of Hazardous Materials, any actual or alleged contamination (by Hazardous Materials) of air, surface or subsurface soil, groundwater or surface water, or any personal injury or damage to natural resources or property resulting from any such release or contamination, pursuant to the requirements of any Environmental Law or in response to any claim by any Public Authority or other Third Party under any Environmental Law; (ii) to modify facilities or processes or take any other remedial action in response to any claim by any Public Authority of non-compliance with any Environmental Law;
(iii) as a result of the imposition of any civil or criminal fine or penalty by any Public Authority for the violation or alleged violation of any Environmental Law; or (iv) as a result of any action, suit, proceeding or claim by any Third Party under any Environmental Law. The term "Environmental Liability" shall include: (i) reasonable fees of counsel and consultants (but not any corporate allocation for management time or for the use of similar in-house services or facilities) and (ii) the costs and expenses of any investigation undertaken to ascertain the existence or extent of any potential or actual Environmental Liability.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company or its Subsidiaries within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or its Subsidiaries under Section 414(o) of the Code, or is under "common control" with the Company or its Subsidiaries, within the meaning of Section 4001(a)(14) of ERISA.

                  "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 8.1.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

                  "Face Value" with respect to a share of Preferred Stock shall mean $100.00 per share.

                  "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof.

                  "Fairness Opinion" shall have the meaning set forth in Section 1.3(b)(iii).

                  "Governing Instruments" shall mean, collectively, this Agreement, the Notes, the Warrant Agreement and the Certificate of Designation.

                  "Government Obligations" shall mean direct obligations of the United States of America or obligations for the full and prompt payment of which the full faith and credit of the United States of America are pledged.

                  "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "Hazardous Material" shall mean any substance regulated by any Environmental Law or which may now or in the future form the basis for any Environmental Liability.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "HSR Approval" shall have the meaning set forth in Section
2.8.

                  "HSR Notification" shall have the meaning set forth in Section 3.7.

                  "Indebtedness" shall mean, with respect to any person, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind (other than deposits or advances incurred in the ordinary course of business), (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (other than performance bonds incurred in the ordinary course of business), (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all Swap Contracts.

                  "Initial Principal Balance" shall have the meaning set forth in Section 1.1.

                  "Intellectual Property" shall have the meaning set forth in
Section 2.23(a).

                  "Interest Rate Protection Obligations" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" shall mean, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

                  "Issuable Preferred Stock" shall mean ownership or possession of the right to acquire through conversion of the Notes all (100%) of the Series A Preferred Stock issued or issuable hereunder or of the Common Stock issuable upon conversion of the Series A Preferred Stock.

                  "Junior Indebtedness" shall have the meaning set forth in
Section 11.1.

                  "Lenders" shall mean the lenders identified in the Revolving Credit Agreement.

                  "Lien" shall mean any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Liquidation Value" shall mean the outstanding principal amount of any Note.

                  "Litigation" shall have the meaning set forth in Section 2.6.

                  "Maintenance Capital Expenditures" shall mean, as to the Company and its Subsidiaries on a consolidated basis for any period, the aggregate of all Capital Expenditures for maintenance purposes.

                  "Material Adverse Effect" and "Material Adverse Change" shall mean any event, change or effect, individually or in the aggregate with such other events, changes or effects, that has occurred which has a material adverse effect upon the properties, prospects, condition (financial or otherwise), results of operations or business of the Company and its Subsidiaries taken as a whole; provided, however, that a Material Adverse Effect and Material Adverse Change shall not include any event, change in or effect upon the properties, prospects, condition (financial or otherwise), results of operations or business of the Company and its Subsidiaries taken as a whole, directly or indirectly, arising out of, attributable to or as a consequence of: (a) conditions, events or circumstances (other than proposed or pending federal, state or local legislation, regulation or administration of any governmental authority) affecting the health care industry generally and the overall economy or (b) the public announcement of either the execution of this Agreement or the transactions contemplated hereunder.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                  "Multiemployer Plan" shall mean each Employee Benefit Plan which is a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Nasdaq Approval" shall have the meaning set forth in Section 6.30.

                  "NationsBank" shall mean NationsBank, N.A., a successor by merger to NationsBank of Tennessee, N.A.

                  "Non-Disclosable Contracts" shall mean Contracts to which the Company or any Subsidiary is a party with or for the benefit of any officer, director or Affiliate of the Company or any Subsidiary or Associate thereof meeting none of the disclosure requirements nor any of the exhibit filing requirements for an annual, quarterly or periodic report on Form 10-K, 10-Q or 8-K of the Company covering reporting periods that include any of the date of this Agreement, the Closing Date, the date such Contract is entered into or the date or dates of the Company's performance under such Contract.

                  "Note Register" shall have the meaning set forth in Section
4.2.

                  "Operating Lease" shall mean, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is not a Capitalized Lease.

                  "Opinion of Counsel" shall have the meaning set forth in
Section 1.3(b)(ii).

                  "OSHA" shall have the meaning set forth in Section 2.6.

                  "Outstanding" or "outstanding" shall mean when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except (i) Notes therefore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued; (ii) Notes theretofore paid in full; and (iii) Notes theretofore canceled by the Company except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

                  "Pari Passu Indebtedness" shall mean Indebtedness of the Company which is pari passu with the Notes.

                  "Payment Rate" shall have the meaning set forth in Section
5.3.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Pension Plan" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 of ERISA, that is subject to Title IV of ERISA, that the Company, any Subsidiary or any ERISA Affiliate maintains or is or ever has been obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

                  "Permitted Investments" means any of the following:

                  (i)      Investments in Cash Equivalents;

                  (ii)     Investments in the Company or wholly-owned
Subsidiaries;

                  (iii) Investments by the Company or any Subsidiary of the Company in another Person, if as a result of such Investment (A) such other Person becomes a wholly-owned Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a wholly-owned Subsidiary;

                  (iv) Investments from date of this Agreement in a Subsidiary that is less than wholly-owned in an aggregate amount measured at the time of Investment (less payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Subsidiary, to the extent not otherwise included in the Company's Consolidated Net Income) not to exceed 5% of Consolidated Tangible Net Worth of the Company. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment;

                  (v) accounts receivable representing trade credit extended in the ordinary course of business; or

                  (vi) unsecured loans or advances by the Company or any Subsidiary to any Subsidiary or the Company.

                  "Permitted Junior Securities" shall mean securities of the Company or any successor thereto that are equity securities or are subordinated in right of payment to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in
Article 11.

                  "Permitted Liens" shall mean the following types of Liens:

                  (i) Liens on any property or assets of a Subsidiary granted in favor of the Company or any Subsidiary;

                  (ii)     Liens securing the Notes;

                  (iii)    Liens securing the Revolving Credit Facility;

                  (iv) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that any such Lien does not extend to any property or assets of the Company or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

                  (v) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (iv); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect that the Lien so extended, renewed or replaced and shall not extend to any additional property or assets; and

                  (vi) Liens securing Purchase Money Debt and Capitalized Lease Obligations; provided, however, that any such lien attaches only to the item or items of property or asset financed with such Purchase Money Debt or Capitalized Lease.

                  "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Ratio" shall have the meaning set forth in Section 10.1.

                  "Preferred Stock Consideration" shall have the meaning set forth in Section 1.1.

                  "Proxy Statement" shall have the meaning set forth in Section 6.20.

                  "Public Authority" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

                  "Purchase Money Debt" shall mean (a) Indebtedness of the Company or any of its Subsidiaries that, within thirty (30) days of the purchase of equipment in which neither the Company nor any of its Subsidiaries at any time prior to such purchase had any interest, is incurred to finance part or all of (but not more than) the purchase price of such equipment, and that bears interest at a rate per annum that is commercially reasonable at the time, and
(b) Indebtedness that constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Debt that is such by virtue of clause (a), is binding only upon the obligor or obligors under the Purchase Money Debt being renewed, extended or refunded and bears interest at a rate per annum that is commercially reasonable at the time.

                  "Purchase Price" shall have the meaning set forth in Section 1.1.

                  "Redeemable Common Stock" shall mean 186,000 shares of Common Stock Beneficially Owned by Mr. and/or Mrs. Scott L. Mercy, who are Affiliates of the Company, which shares Mr. and Mrs. Mercy may require the Company to repurchase at $9.90 per share under the circumstance set forth in Mr. Mercy's Amended and Restated Employment Agreement, dated as of September 1, 1998, with the Company.

                  "Redemption Indebtedness" shall mean Indebtedness incurred or created concurrently with the redemption of the Notes in accordance with Section 9.

                  "Registration Rights Agreement" shall have the meaning set forth in Section 1.3(b)(xii).

                  "Representative" shall have the meaning set forth in Section 7(a).

                  "Required Net Worth Amount" shall mean the sum of (i) 50% of Consolidated Net Income for each fiscal quarter ending after the Closing Date in which the Company has positive Consolidated Net Income, plus (ii) the principal amount of Notes theretofore converted into Preferred Stock, plus (iii) $10 million.

                  "Restricted Payment" shall have the meaning set forth in the Revolving Credit Agreement as in effect as of the date hereof.

                  "Retained Earnings (Deficit)" shall have the meaning assigned to it in the 1997 10-K.

                  "Revolving Credit Agreement" shall mean the Revolving Credit Agreement, dated the date hereof, among the Company, the lenders identified therein and NationsBank, and as administrative agent and as issuing bank and any amendments, renewals, extensions, modifications and refundings thereof.

                  "Revolving Credit Facility" shall mean the lending facility under the Revolving Credit Agreement.

                  "S&P" shall mean Standard & Poor's Corporation and its successors.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Senior Indebtedness" shall mean and include, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on, and any other amount from time to time payable in respect of, (a) any Indebtedness arising under the Revolving Credit Agreement and (b) any amendments, renewals, extensions, modifications and refundings of any such Indebtedness.

                  "SESC" shall mean Sun Trust Equitable Securities Corporation.

                  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note of such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

                  "Stockholder Approval" shall have the meaning set forth in
Section 2.8.

                  "Stockholder Approval Date" shall mean the date on which the Stockholder Approval is obtained.

                  "Stockholders Meeting" shall have the meaning set forth in
Section 2.8.

                  "Stock Issuance" shall have the meaning set forth in Section 2.8.

                  "Subordinated Indebtedness" shall mean Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

                  "Subsidiary" shall mean, with respect to any Person, (i) a corporation a majority of whose voting power or voting equity securities or equity interest is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

                  "Swap Contract" shall mean any agreement whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subclause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

                  "Third Party" shall mean a person who or which is neither the Company or its Subsidiaries nor the Purchasers.

                  "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

                  "Transaction Documents" shall mean the Acquisition Agreement, this Agreement and each document contemplated by this Agreement.

                  "Voting Securities" shall mean at any time shares of any class of Capital Stock of the Company which are then entitled to vote generally in the election of directors.

                  "Warrant Agreement" shall have the meaning set forth in
Section 1.3(b)(iv).

                  "Year 2000 Compliant" shall have the meaning set forth in
Section 2.26.

                  "1997 Financial Statements" shall have the meaning set forth in Section 2.5.

                  "1997 Form 10-K" shall have the meaning set forth in Section 2.4.

                  12.2. Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with United States generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

         13.      Miscellaneous

                  13.1. Payments. The Company agrees that, so long as any of the Purchasers shall hold any Convertible Securities, it will make all cash payments thereon in immediately available funds in such manner as such Purchasers may reasonably request in writing; provided, however, that the Company shall incur no liability to any Purchaser by reason of its non-compliance with this Section
13.1 so long as it is in compliance with Section 5.1.

                  13.2. Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  13.3. Specific Enforcement. The Purchasers, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

                  13.4. Entire Agreement. This Agreement (including the documents set forth in the exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

                  13.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  13.6. Notices and Other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be rapidly given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

                  THE COMPANY:

                  America Service Group Inc.
                  105 Westpark Drive, Suite 300
                  Brentwood, TN  37027
                  Attention:  Jean L. Byassee, General Counsel

                  With a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Atlanta, Georgia  30303-1763
                  Attention:  Philip A. Theodore, Esq.

                  THE PURCHASERS:

                  Health Care Capital Partners L.P. and
                  Health Care Executive Partners L.P.
                  The Mill
                  10 Glenville Street
                  Greenwich, CT  06831
                  Attention:  David A. Freeman, Member

                  With a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attention:  David Golay, Esq.


or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

                  13.7. Amendments. This Agreement may be amended as to the Purchasers and their successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the Purchasers and/or such successors and assigns who are the registered holders of not less than 66 2/3% of the outstanding principal amount of the Notes or Face Value of the Preferred Stock then held by the Purchasers and their successors or assigns. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

                  13.8. Cooperation. The Purchasers and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

                  13.9. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood however that the covenants set forth in Sections 6.12 and 13.10 shall not inure to the benefit of any assignee of the Purchasers other than Affiliates of the Purchasers. Neither this Agreement nor any rights hereunder may be transferred prior to the Closing Date without the consent of the other party, except that the Purchasers may assign any of their rights and obligations hereunder to any fund for which Ferrer Freeman Thompson & Co. LLC is the general partner.

                  13.10. Expenses and Remedies. (a) The Company agrees to pay the Purchasers for all of their out-of-pocket expenses (not to exceed $300,000), including reasonable outside legal, accounting and consulting fees of the Purchasers, incurred in connection with this Agreement and the consummation of all transactions contemplated hereby. The Company further agrees to pay the Purchasers all of their reasonable out-of-pocket costs and expenses relating to any future amendment or supplement to this Agreement or any of the Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of the Purchasers relating to the enforcement of this Agreement, the Registration Rights Agreement, the Warrant Agreement or any of the Securities.

                           (b)  The Company further agrees to indemnify and
save harmless the Purchasers and any of their officers, directors, partners, employees, trustees and agents, and each person who controls any of the Purchasers within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities resulting from any breach of this Agreement by the Company (including the breach of any covenant or representation or warranty made by the Company and any claim relating to Indemnified Losses (as defined in the Acquisition Agreement)) or any legal, administrative or other proceedings arising out of the transactions contemplated hereby (other than such costs, expenses, damages or other liabilities resulting, directly or indirectly, (i) from the breach by such Purchasers of any of their agreements contained herein or (ii) from the gross negligence or willful misconduct of such Purchasers or any of their officers, directors, partners, employees or agents, or any person who controls such Purchasers within the meaning of the Securities Act or the Exchange Act); provided, however, that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

                           (c)  The indemnified party under this Section 13.10
will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 13.10, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been materially prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section 13.10. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section 13.10 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided, however, that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or
(y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of
(ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

                  13.11. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Securities, regardless of any investigation made by or on behalf of any party.

                  13.12. Transfer of Securities. The Purchasers understand and agree that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are, in the opinion of counsel reasonably satisfactory to the Company, a copy of which opinion shall be delivered to the Company in connection with any such sale or other disposition, available. The Purchasers acknowledge that, except as provided in the Registration Rights Agreement, the Purchasers have no right to require the Company to register the Securities. The Purchasers understand and agree that each Note or certificate representing the Securities shall bear the following legend:

                  "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT THE TRANSACTION PURSUANT TO WHICH SUCH [SECURITIES/NOTES] WILL BE OFFERED FOR SALE OR OTHERWISE DISPOSED OF IS SUBJECT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                  13.13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of
Section 13.6, shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  13.14. Publicity. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby (which for purposes of this Section 13.14 shall not be deemed to include the Acquisition) unless such statement has been approved by both of the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

                  13.15. Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

                  IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                               AMERICA SERVICE GROUP INC.


                               By:    /s/ Michael Catalano
                                  --------------------------------------------
                                      Name:  Michael Catalano
                                      Title     President and Chief
                                                   Executive Officer



                               HEALTH CARE CAPITAL PARTNERS L.P.


                               By: FERRER FREEMAN THOMPSON
                                     & CO. LLC., its General Partner


                               By:    /s/ David A. Freeman
                                  --------------------------------------------
                                      Name:  David A. Freeman
                                      Title:  Member


                               HEALTH CARE EXECUTIVE PARTNERS L.P.


                               By: FERRER FREEMAN THOMPSON
                                     & CO. LLC., its General Partner


                               By:   /s/ David A. Freeman
                                  --------------------------------------------
                                      Name:  David A. Freeman
                                      Title:  Member